UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

___________________________

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Sec. 240.14a-12

Aegion Corporation

(Name of Registrant as Specified in its Charter)

_________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held on April 22, 2015

TO THE OWNERS OF COMMON STOCK

OF AEGION CORPORATION:

You are invited to attend Aegion Corporation’s 2015 Annual Meeting of Stockholders. The meeting will be held on April 22, 2015, at 8:30 a.m. local time at the DoubleTree by Hilton, located at 16625 Swingley Ridge Road, Chesterfield, Missouri 63017.

The purposes of this year’s meeting are:

(1)	to elect nine directors;

(2)	to consider and vote upon a proposal to approve an advisory resolution relating to executive compensation;

(3)	to ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors for the year ending December 31, 2015; and

(4)	to transact any other business that may properly come before the meeting or any adjournment(s) of the meeting.

The Board of Directors set February 25, 2015 as the record date for the meeting. This means that if you were an owner of our common stock at the close of business on that date, you are entitled to receive notice of the meeting and vote at the meeting and any adjournment(s) of the meeting.

Whether or not you expect to attend the meeting, please vote by following the instructions on the Notice Regarding Internet Availability of Proxy Materials that you received in the mail or, if you requested or received a hard copy of the Proxy Statement, on your enclosed proxy card.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 22, 2015:

Our Proxy Statement and 2014 Annual Report are available at

www.proxyvote.com

By Order of the Board of Directors,

David F. Morris
Secretary

Chesterfield, Missouri

March 13, 2015

PROXY STATEMENT

Aegion Corporation’s Board of Directors is mailing this Proxy Statement and the proxy card, or the Notice Regarding Internet Availability of Proxy Materials (the “E-Proxy Notice”), to you to solicit proxies on its behalf to be voted at our 2015 Annual Meeting of Stockholders, and at any adjournment(s) of the meeting. The meeting will be held on April 22, 2015 at 8:30 a.m. local time at the DoubleTree by Hilton, located at 16625 Swingley Ridge Road, Chesterfield, Missouri 63017 for the purposes listed in the E-Proxy Notice and the notice accompanying this Proxy Statement.

On or about March 13, 2015, we first mailed this Proxy Statement and the proxy card, or the E-Proxy Notice, to our stockholders as of the close of business on February 25, 2015. The E-Proxy Notice contains instructions on how to access an electronic copy of our proxy materials, including this Proxy Statement and our 2014 Annual Report. The E-Proxy Notice also contains instructions on how to request a paper copy of our 2014 Annual Report, this Proxy Statement as well as a proxy card.

We will bear all costs relating to the solicitation of proxies. Proxies may be solicited by our officers, directors and regular employees personally, by mail or by telephone. We may reimburse brokers and other persons holding shares of stock in their names, or the names of their nominees, for reasonable expenses incurred in sending soliciting material to their principals.

Our executive office is located at 17988 Edison Avenue, Chesterfield, Missouri 63005.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON

APRIL 22, 2015:

Our Proxy Statement and 2014 Annual Report are available at:

www.proxyvote.com

TABLE OF CONTENTS

PROXY STATEMENT SUMMARY	1
QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING	4
PROPOSAL 1: ELECTION OF DIRECTORS	9
Certain Information Concerning Director Nominees	9
Vote Required for the Election of Directors	13
CORPORATE GOVERNANCE	14
Independent Directors	14
Board Leadership Structure	14
Role of Board in Risk Oversight	15
Board Meetings and Committees	15
Corporate Governance Documents	18
REPORT OF THE AUDIT COMMITTEE	20
DIRECTOR COMPENSATION	21
Additional Information about Director Compensation	21
Stock Ownership Policy with Respect to Non-Employee Directors	22
EXECUTIVE COMPENSATION	24
COMPENSATION DISCUSSION AND ANALYSIS	24
Overview	24
Say on Pay Results and Stockholder Outreach	25
Compensation Mix	25
Pay for Performance Analysis	26
Understanding the Pay of Our Chief Executive Officer and Other Named Executive Officers	28
Key 2014 Compensation Actions	29
Key 2015 Compensation Actions	30
How We Make Executive Compensation Decisions - Philosophy and Process	30
How We Made Compensation Decisions in 2014	32
Compensation Related Policies	44
COMPENSATION COMMITTEE REPORT	46
COMPENSATION IN LAST FISCAL YEAR	47
Summary Compensation Table	47
Grants of Plan-Based Awards	49
Outstanding Equity Awards at Fiscal Year End	50
Option Exercises and Stock Vested	51
Nonqualified Deferred Compensation	51
Severance, Change in Control and Termination	52
Potential Post-Employment Payments as of December 31, 2014	55
INFORMATION CONCERNING CERTAIN STOCKHOLDERS	60
RELATED-PARTY TRANSACTIONS	62
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	63
PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION	63
PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS	65
Independent Auditors’ Fees	65
Vote Required for Ratification of the Appointment of Independent Auditors	66
OTHER MATTERS	66
HOUSEHOLDING OF MATERIALS	66
STOCKHOLDER PROPOSALS	66
STOCKHOLDER COMMUNICATIONS WITH DIRECTORS	68

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider. You should read the entire Proxy Statement carefully before voting.

Meeting Information and Mailing of Proxy Materials

•	Date and Time:	April 22, 2015 at 8:30 a.m. (local time)
•	Location:	DoubleTree by Hilton, located at 16625 Swingley Ridge Road, Chesterfield, Missouri 63017
•	Record Date:	February 25, 2015
•	Mailing Date:	On or about March 13, 2015, we mailed the E-Proxy Notice, or this Proxy Statement and the proxy card, to our stockholders.
•	Voting:	Stockholders of record are entitled to one vote per share on each matter to be voted upon at the 2015 Annual Meeting of Stockholders.

Voting Matters and Board Recommendations

Matter	Board Recommendation	Page Reference for More Information
Election of nine directors for a term of one year or until their successors are elected and qualified	FOR each nominee	Pages 9 to 13

Advisory vote to approve Named Executive Officer compensation	FOR	Pages 63 to 64

Ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for the year ending December 31, 2015	FOR	Pages 65 to 65

Board Nominees

	Director			Board Committees[1]
Name	Since	Occupation and Experience	Independent	AC	CC	CG&NC	SPFC
Stephen P. Cortinovis	1997	Former President - Europe, Emerson Electric Co.	Yes			M	C
Christopher B. Curtis	2015	Former President & CEO of Schneider Electric, NA	Yes		M		M
Stephanie A. Cuskley	2005	CEO, NPower	Yes	C	M
Charles R. Gordon	2009	President & CEO, Aegion Corporation	No				M
Walter J. Galvin	2014	Former CFO and Vice Chairman, Emerson Electric Co.	Yes	M		M
Juanita H. Hinshaw	2000	President & CEO, H&H Advisors	Yes	M	C
M. Richard Smith	2009	Board Member & Consultant, Sithe Global Power, LLC	Yes			C	M
Alfred L. Woods (Chairman)	1997	Former President & CEO, Woods Group, LLC	Yes	Ex Officio Member of All Standing Committees
Phillip D. Wright	2011	Former President & CEO, Williams Energy Services, Inc.	Yes		M		M

C = Chair; M = Member

[1]	AC - Audit Committee; CC - Compensation Committee; CG&NC - Corporate Governance and Nominating Committee; SPFC - Strategic Planning and Finance Committee

Executive Compensation

Consistent with the provisions of Section 14A of the Securities Exchange Act of 1934, as amended, (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010) and related U.S. Securities and Exchange Commission rules, our Board is asking that our stockholders vote to approve, on an advisory (non-binding) basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement. This vote is not intended to address any specific item of our compensation program, but rather addresses our overall approach to the compensation of our Named Executive Officers.

As described in detail in this Proxy Statement, we seek to closely align the interests of our officers with the interests of our stockholders. Our compensation programs are designed to reward our officers for the achievement of financial and operating performance.

Our “Named Executive Officers” are those individuals who served as our Chief Executive Officer and Chief Financial Officer during 2014, the three other most highly compensated executive officers who were serving as our executive officers at December 31, 2014 and up to two individuals that would have been among our three most highly compensated executive officers but for the fact that they were not serving as an executive officer at December 31, 2014.

For 2014, our Named Executive Officers consist of the following current and former executives:

•	Charles R. Gordon, President and Chief Executive Officer;

•	David A. Martin, Executive Vice President and Chief Financial Officer;

•	David F. Morris, Executive Vice President, General Counsel and Chief Administrative Officer;

•	Laura M. Villa, Senior Vice President - Human Resources;

•	Kenneth L. Young, Senior Vice President and Treasurer;

•	J. Joseph Burgess, former President and Chief Executive Officer; and

•	Brian J. Clarke, former Senior Vice President – Business Integration.

Please read the “Compensation Discussion and Analysis” beginning on page 24 and the executive compensation tables beginning on page 47 for additional details about our executive compensation programs, including information about our Named Executive Officers’ 2014 compensation.

Independent Registered Public Accounting Firm

We are asking our stockholders to ratify the selection of PricewaterhouseCoopers LLP as our independent auditors for the year ending December 31, 2015.

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

Who may vote?

You may vote if you owned shares of our common stock at the close of business on February 25, 2015, the record date for our 2015 Annual Meeting of Stockholders. You are entitled to one vote for each share you owned on that date for each director to be elected and on each other matter presented at the meeting. As of February 25, 2015, we had 37,337,053 shares of common stock, $.01 par value, outstanding. We have no class or series of voting stock outstanding other than our common stock.

A list of stockholders entitled to vote at the meeting will be available for examination at our executive office located at 17988 Edison Avenue, Chesterfield, Missouri 63005 for ten days before the 2015 Annual Meeting of Stockholders and at the Annual Meeting.

What am I voting on?

•	First, you are voting to elect nine directors. Each director, if elected, will serve a term of one year or until his or her successor has been elected and qualified.

Our Board of Directors recommends a vote “FOR” the election of each of our nominees for director.

•	Second, you are voting to approve an advisory resolution relating to executive compensation.

Our Board of Directors recommends a vote “FOR” the advisory resolution relating to executive compensation.

•	Third, you are voting to ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors for the year ending December 31, 2015.

Our Board of Directors recommends a vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for the year ending December 31, 2015.

•	In addition, you may vote on other business, if it properly comes before the meeting, or any adjournment(s) of the meeting.

How do I vote?

•

By Telephone or Internet: You can vote by telephone or Internet by following the instructions included on the E-Proxy Notice that you received in the mail or, if you requested or received a hard copy of this Proxy Statement, on the enclosed proxy card.

•

By Written Proxy: If you requested or received a hard copy of this Proxy Statement, you can vote by written proxy by signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. If you sign and return the enclosed proxy card, the shares represented by the proxy will be voted in accordance with the terms of the proxy, unless you subsequently revoke your proxy.

•	In Person: If you are a record stockholder, you can vote in person at the meeting.

What is a record stockholder and what is the difference between a record stockholder and a stockholder who holds shares in street name?

•	If your shares are registered in your name, you are a record stockholder.

•	If your shares are in the name of your broker or bank, or their nominee, your shares are held in street name.

How many votes are required to elect directors?

Directors are elected by the majority of votes cast, unless the election is contested where the number of director nominees exceeds the number of directors to be elected. The election of directors at the 2015 Annual Meeting of Stockholders is not a contested election. That means that for a director to be elected, the number of shares voted “FOR” a director must exceed the aggregate number of votes “WITHHELD” from that director. A summary of our majority voting standard appears under the heading “Proposal 1: Election of Directors - Vote Required for the Election of Directors” beginning on page 9 of this Proxy Statement.

How many votes are needed to approve the advisory resolution relating to executive compensation?

Approval of the advisory resolution relating to executive compensation requires the affirmative vote of a majority of the shares of our common stock cast on the proposal.

How many votes are required to ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors for 2015?

Ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2015 requires the affirmative vote of a majority of the shares of our common stock cast on the proposal.

What if other matters are voted on at the 2015 Annual Meeting of Stockholders?

If any other matters are properly presented at the 2015 Annual Meeting of Stockholders for consideration, the persons named as proxies in the enclosed proxy card (if you requested or received a hard copy of this Proxy Statement) will have the discretion to vote on those matters for you. Approval of any other matter requires the affirmative vote of a majority of the shares of our common stock cast on such matter. At the date we mailed the E-Proxy Notice or this Proxy Statement, our Board of Directors did not know of any other matter to be raised at the 2015 Annual Meeting of Stockholders.

What does it mean if I receive more than one E-Proxy Notice or proxy card?

If you hold your shares in more than one account name, you will receive an E-Proxy Notice or a proxy card for each account. To ensure that all of your shares are voted, please follow the instructions on each E-Proxy Notice or proxy card that you receive.

Can I revoke my proxy?

Yes. You can revoke your proxy by:

•	writing to the attention of our Corporate Secretary at the address of our executive office prior to the date of the 2015 Annual Meeting of Stockholders;

•

voting by telephone or internet on a later date, or delivering a later-dated proxy card, if you requested or received a hard copy of this Proxy Statement, prior to or at the 2015 Annual Meeting of Stockholders; or

•	voting in person at the 2015 Annual Meeting of Stockholders.

What is the record date and what does it mean?

The record date for the 2015 Annual Meeting of Stockholders is February 25, 2015. The record date is set by our Board of Directors, as required by Delaware law. Stockholders at the close of business on the record date are entitled to:

•	receive notice of the meeting; and

•	vote at the meeting, or at any adjournment(s) of the meeting.

What if I do not specify my vote when I return my proxy card?

If you received a hard copy of this Proxy Statement, you should specify your choice for each proposal on the enclosed proxy card. If no specific instructions are given, proxy cards that are signed and returned will be voted “FOR” the election of the director nominees named in this Proxy Statement, “FOR” the approval of the advisory resolution relating to executive compensation and “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for the year ending December 31, 2015.

How are broker non-votes and abstentions counted?

Broker “non-votes” will not be counted as present for the purpose of determining the presence of a quorum unless these shares are voted on at least one matter presented at the 2015 Annual Meeting of Stockholders. A broker “non-vote” occurs when a broker or nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or nominee:

•	has not received voting instructions on a particular matter from the beneficial owner or persons entitled to vote; and

•	does not have discretionary voting power on the matter.

Brokers are subject to New York Stock Exchange (“NYSE”) rules with respect to their ability to vote shares held by them for the benefit of other persons. The NYSE rules direct that, if you are the beneficial owner of shares held in “street name” by a broker, the broker, as the record holder of the shares, is required to vote those shares in accordance with your instruction. If you do not give instructions to the broker, the broker will be entitled to vote the shares with respect to “discretionary” items but will not be permitted to vote the shares with respect to “non-discretionary” items (the latter are treated as “broker non-votes”). Proposal 3 is the only proposal that may be considered discretionary.

Broker non-votes will not be considered as either a vote cast for or withheld from a director nominee and thus will have no effect on the vote for director nominees. Proposals 2 and 3 require the affirmative vote of the majority of shares cast on the proposal and, therefore, a broker non-vote will have no effect on the votes of these proposals.

Abstentions will be counted as present for the purpose of determining the presence of a quorum for transacting business at the 2015 Annual Meeting of Stockholders. A stockholder has no ability to abstain in the election of directors. Proposals 2 and 3 require an affirmative vote of a majority of shares cast on the proposal and, pursuant to our By-Laws, an abstention will have no effect on the votes on these proposals.

How many votes must be present to conduct business at the 2015 Annual Meeting of Stockholders?

Our By-Laws require that a quorum must be present to conduct business at the 2015 Annual Meeting of Stockholders. To constitute a quorum, a majority of the outstanding shares of our common stock must be represented, in person or by proxy, at the 2015 Annual Meeting of Stockholders. The treatment of broker non-votes and abstentions with regard to determining a quorum is discussed above.

Why did I receive the E-Proxy Notice and not the printed proxy materials?

We are pleased to continue using the U.S. Securities and Exchange Commission rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to many of our stockholders an E-Proxy Notice about the Internet availability of the proxy materials instead of a paper copy of the proxy materials. All stockholders receiving the E-Proxy Notice will have the ability to access the proxy materials over the Internet and request to receive a paper copy of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the E-Proxy Notice. In addition, the E-Proxy Notice contains instructions on how you may request to access proxy materials in printed form by mail or electronically on an ongoing basis. Employing this distribution process will conserve natural resources and reduce the costs of printing and distributing our proxy materials.

Why did I not receive the E-Proxy Notice in the mail?

We are providing some of our stockholders, including stockholders who have previously requested to receive paper copies of the proxy materials, with paper copies of the proxy materials instead of the E-Proxy Notice. In addition, we are providing the E-Proxy Notice by e-mail to those stockholders who have previously elected delivery of the proxy materials electronically. Those stockholders should have received an e-mail containing a link to the website where those materials are available and a link to the proxy voting website.

How do I view the proxy materials online?

Go to www.proxyvote.com and follow the instructions to view the materials. It is necessary to provide the information printed in the box marked by the arrow located on your E-Proxy Notice.

What if I still prefer to receive a paper copy of the proxy materials?

You can easily request a paper copy at no cost by selecting from one of the three options below. You will need the information on the E-Proxy Notice that is printed in the box marked by the arrow.

•	By INTERNET at www.proxyvote.com;

•	By TELEPHONE, toll-free at 1-800-579-1639; or

•	By sending an E-MAIL to sendmaterial@proxyvote.com; simply enter the information in the box next to the arrow from your E-Proxy Notice in the subject line. No other information is necessary.

Can I request to receive my materials by e-mail rather than receive an E-Proxy Notice?

You may request to receive proxy materials for all future meetings either by e-mail or in paper form by mail. To request future copies by e-mail, go to www.proxyvote.com and follow the electronic delivery enrollment instructions. If you choose to access future proxy materials electronically, you will receive an e-mail with instructions containing a link to the website where those materials are available and a link to the proxy voting website. Your election to access proxy materials by e-mail will remain in effect until you terminate it.

Please note that you MAY NOT USE YOUR E-Proxy Notice to vote your shares; it is NOT a form for voting. If you send the E-Proxy Notice back, your vote will not count.

For more information about the E-Proxy Notice, please visit: www.sec.gov/spotlight/proxymatters/e-proxy.shtml.

PROPOSAL 1: ELECTION OF DIRECTORS

At our 2015 Annual Meeting of Stockholders, stockholders will elect nine directors, each to serve a term of one year or until his or her successor is elected and qualified. Our Board of Directors is currently comprised of nine directors. Our Board of Directors is not divided into classes of directors, meaning all of our directors are voted on every year at our Annual Meeting of Stockholders.

Unless otherwise instructed on the proxy card, each of the persons named as proxies on the proxy card intends to vote the shares represented thereby in favor of the nine nominees listed under “Certain Information Concerning Director Nominees” below.

Each director nominee named below is presently serving as a director of our Company. All nominees have consented to being named in this Proxy Statement and to serve if elected. If, however, any nominee should become unable or unwilling to serve, the persons named as proxies on the proxy card will vote the shares represented by the proxy for another person duly nominated by our Board, based on the recommendation of our Corporate Governance and Nominating Committee, to stand for election in the nominee’s place, or, if no other person is so nominated, to vote the shares only for the remaining nominees.

Certain Information Concerning Director Nominees

Certain information concerning the nominees for election as directors is set forth below. This information was furnished to us by the nominees. No family relationship exists between any of our directors or executive officers.

STEPHEN P. CORTINOVIS

Director since 1997

Age 65

Mr. Cortinovis has been a co-owner of Lasco Foods, Inc. (a food services industry manufacturer and distributor) since 2005. He was a partner in Bridley Capital Partners (a private equity firm) from 2001 until 2007. Previously, he was President - Europe of Emerson Electric Co. from 1995 until 2001 and held various other executive positions at Emerson Electric from 1977 to 1995. Mr. Cortinovis also serves on the Boards of Directors of Plexus Corp. and Lasco Foods, Inc.

Chair of our Strategic Planning and Finance Committee and member of our Corporate Governance and Nominating Committee.

CHRISTOPHER B. CURTIS

Director since 2015

Age 57

During 2014, Mr. Curtis served as Interim Chief Executive Officer, President and director of Industry Data Exchange Association, a joint venture of the National Electrical Manufacturers Association and the National Association of Electrical Distributors. From 2008 until 2013, Mr. Curtis retired as President and Chief Executive Officer of Schneider Electric, NA (“Schneider”), an energy management company. Mr. Curtis joined Schneider in 1993 and over the next fifteen years served in various roles, including President of Schneider’s Canadian operation, Senior Vice President of Sales and Services and President of U.S. operations. Following his retirement, Mr. Curtis continues to serve as a senior corporate advisor to Schneider. Mr. Curtis also serves as the non-executive Chairman of Munters AB, a Swedish supplier of energy efficient air treatment solutions, on the Board of Directors of Kimball Electronics, Inc., a publicly held company, and on the Board of S&C Electric Company, a private company. He also served as the Chairman of the National Electrical Manufacturers Association in 2014.

Member of our Compensation Committee and our Strategic Planning and Finance Committee.

STEPHANIE A. CUSKLEY

Director since 2005

Age 54

Ms. Cuskley has served as the Chief Executive Officer of NPower (a national nonprofit bringing the technology community together for social good) since January 2009. Previously, she was a Managing Director at JPMorgan Chase from 2003 until 2005. From 2001 until 2003 she was Managing Director and Project Manager of LeadershipMorganChase.

Chair of our Audit Committee and member of our Compensation Committee.

CHARLES R. GORDON

Director since 2009

Age 57

Mr. Gordon has been our President and Chief Executive Officer since October 2014 and served as our interim Chief Executive Officer from May 2014 to October 2014. Previously, Mr. Gordon served as the Chief Executive Officer of Natural Systems Utilities, LLC (a distributed water infrastructure company) from February 2014 until being appointed our interim Chief Executive Officer in May 2014. Prior to Natural Systems Utilities, Mr. Gordon was President and Chief Operating Officer of Nuverra Environmental Solutions, Inc. (a holding company formerly known as Heckmann Corporation that buys and builds companies in the water sector) from November 2010 until his resignation in October 2013. Mr. Gordon was President and Chief Executive Officer of Siemens Water Technologies (a business unit of Siemens AG, a world leader in products, systems and services for water and wastewater treatment for industrial, institutional and municipal customers) from 2008 to 2010. Previously, Mr. Gordon served as Executive Vice President of the Siemens Water & Wastewater Systems Group from 2005 to 2008 and as Executive Vice President of the Siemens Water & Wastewater Services and Products Group from 2003 to 2005. His past experience also includes various management positions with US Filter Corporation and Arrowhead Industrial Water, prior to the acquisition of US Filter Corporation by the Siemens family of companies in 2004. Mr. Gordon also serves on the Board of Directors of The Regional Learning Center based in Cranberry Township, Pennsylvania. Mr. Gordon previously served as a director of the Siemens Foundation until his departure from Siemens Water Technologies in November 2010.

Member of our Strategic Planning and Finance Committee.

WALTER J. GALVIN

Director since 2014

Age 68

Mr. Galvin is currently a consultant to Emerson Electric Co. (“Emerson Electric”), an electrical and electronic manufacturer, and served as Emerson Electric’s Vice Chairman from October 2009 to February 2013. He served as Emerson Electric’s Chief Financial Officer from 1993 until February 2010. He served as a management member of Emerson Electric’s Board of Directors from 2000 to February 2013. Mr. Galvin also serves on the Boards of Directors of Ameren Corporation and F.M. Global Insurance Company.

Member of our Audit Committee and our Corporate Governance and Nominating Committee.

JUANITA H. HINSHAW

Director since 2000

Age 70

Ms. Hinshaw has been the President and Chief Executive Officer of H & H Advisors (a financial advisory company) since 2005. Previously, she was the Senior Vice President and Chief Financial Officer of Graybar Electric Company, Inc. (an electrical and communications distributor) from 2000 to 2005. Her past experience also includes various management positions with Monsanto Company (an agricultural company). Ms. Hinshaw also serves on the Boards of Directors of Synergetics USA, Inc., The Williams Companies, Inc., United Way of Greater St. Louis and Nine Network of Public Media.

Chair of our Compensation Committee and member of our Audit Committee.

M. RICHARD SMITH

Director since 2009

Age 67

Mr. Smith served as a Senior Vice President of Bechtel Corporation (a provider of engineering, construction and project management services in the energy, transportation, communications, mining and oil and gas industries) and President of its Fossil Power business unit from October 2005 until his retirement in December 2007. Since then, Mr. Smith has served as a consultant to, and on the Board of Directors of, Sithe Global Power, LLC (an international power development company). Mr. Smith previously served as the Interim Chief Executive Officer of SkyFuel, Inc. (a solar thermal power technology and service provider) from February through June 2010 and as a member of its Board of Directors through December 31, 2011. Mr. Smith also previously served as the Chief Executive Officer of Intergen NV (a global power generation firm) and in various management positions at affiliated Bechtel companies and at PG&E Corporation. Mr. Smith serves on the Board of Directors of McGrath Rentcorp and previously served as a director of USEC Inc. from January 2011 to September 2014 and as Chairman of the Board of Evergreen Energy Inc. from 2009 through May 2010.

Chair of our Corporate Governance and Nominating Committee and member of our Strategic Planning and Finance Committee.

ALFRED L. WOODS

Director since 1997

Age 71

Mr. Woods has served as Chairman of our Board of Directors since 2003. Before he retired, he was the President and Chief Executive Officer of Woods Group, LLC (a management consulting company) since before 2001. Prior thereto, Mr. Woods served in various executive positions, including Chairman and Chief Executive Officer, at a number of public and private companies. Mr. Woods also serves on the Boards of Directors of Clutch Mobile, Inc. and the Williamsburg Community Foundation, a not-for-profit organization.

Ex officio member of all standing Board Committees.

PHILLIP D. WRIGHT

Director since 2011

Age 59

Mr. Wright’s career has spanned 35 years in the oil, natural gas and petrochemical sectors. Key roles he has held include: President and Chief Executive Officer, Williams Energy Services LLC (a production, midstream, refining, transportation & storage, and marketing enterprise) from October 2001 to November 2002; Senior Vice President and Chief Restructuring Officer, The Williams Companies, Inc. (an integrated natural gas company) from November 2002 to January 2005; President, Williams Gas Pipeline Company (a gas pipeline subsidiary of The Williams Companies, Inc.) from January 2005 to February 2011; and Senior Vice President - Corporate Development of The Williams Companies, Inc. from February 2011 until his retirement on April 1, 2012. Prior to joining Williams, Mr. Wright worked for 13 years for Conoco, where he had roles in operations, engineering and commercial management. Mr. Wright also serves on the Board of Directors of Piedmont Natural Gas Company. Mr. Wright is a former director and chairman of the Interstate Natural Gas Association of America and a former Chairman of the Association of Oil Pipelines of America. He also is the former First Vice Chairman of the Southern Gas Association.

Member of our Compensation Committee and our Strategic Planning and Finance Committee.

Vote Required for the Election of Directors

Our By-Laws provide that for director nominees to be elected in an uncontested election, the number of shares voted “FOR” such director must exceed the aggregate number of votes “WITHHELD” from that director. Our Corporate Governance Guidelines provide that directors standing for re-election annually submit a contingent resignation in writing to the Chairman of the Corporate Governance and Nominating Committee to address majority voting in director elections. This resignation becomes effective only if the director fails to receive a sufficient number of votes for re-election at the 2015 Annual Meeting of Stockholders and our Board accepts the resignation. Our Corporate Governance and Nominating Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. A director whose resignation is being considered under this policy will not participate in the Corporate Governance and Nominating Committee’s consideration of its recommendation, if a member thereof, or in the Board’s decision, on whether to accept or reject the resignation or take such other actions.

Our Board of Directors recommends a vote “For” the election of each of the nine nominees named herein as directors.

CORPORATE GOVERNANCE

Independent Directors

Based on the findings of our Board’s Corporate Governance and Nominating Committee, our Board has determined that the following directors are “independent directors” as defined by the rules applicable to companies listed on The Nasdaq Global Select Market:

Stephen P. Cortinovis	Juanita H. Hinshaw
Christopher B. Curtis	M. Richard Smith
Stephanie A. Cuskley	Alfred L. Woods
Walter J. Galvin	Phillip D. Wright

The Nasdaq Global Select Market sets forth independence guidelines that are aimed at determining whether a director has a relationship which, in the opinion of our Board of Directors, would interfere with the exercise of independence, such as a current or past employment relationship with us, the receipt by the director or one of his or her family members of compensation in excess of $120,000 from us other than for board or committee service and commercial relationships exceeding specified dollar thresholds. Independence determinations are made on an annual basis at the time the Board of Directors approves director nominees for inclusion in the annual Proxy Statement and, if a director joins the Board of Directors between annual meetings, at such time.

Our Board of Directors reviews various transactions, relationships and arrangements of individual directors in determining whether they are independent. With respect to Ms. Hinshaw and Mr. Wright, the Board considered Ms. Hinshaw’s service as a member on the Board of Directors of The Williams Companies, Inc. and Mr. Wright’s former employment with The Williams Companies, Inc. in connection with the commercial relationship between our Company and The Williams Companies, Inc. We provide services through our Corrosion Protection platform to The Williams Companies, Inc., an integrated natural gas company. The Board concluded this relationship did not impact the independence of Ms. Hinshaw or Mr. Wright.

No other independent directors have had any personal, financial or business relationships with us either currently or during the three-year period ended December 31, 2014.

Our independent directors meet in executive session, without management, as appropriate.

Board Leadership Structure

Our Chairman of the Board position is a non-executive position. Our Board separated the positions of Chairman of the Board and Chief Executive Officer in July 2003. Alfred L. Woods has served as our Chairman since July 2003.

Separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board to lead our Board in its fundamental role of providing advice to, and independent oversight of, management. Our Board recognizes the time, effort and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our Chairman, particularly as the Board’s oversight responsibilities continue to grow. Our Board believes that having separate positions, with an independent non-executive director serving as Chairman, is the appropriate leadership structure for our Company at this time and demonstrates our commitment to good corporate governance.

Our Chairman is responsible for the smooth functioning of our Board, enhancing its effectiveness. Our Chairman guides the processes of our Board, setting the agenda for, and presiding at, Board meetings. Our Chairman also presides at stockholder meetings and ensures that directors receive appropriate information from our Company to fulfill their responsibilities.

Our Chairman is an ex officio member of each standing Board committee, providing guidance and, like all directors, taking an active role in evaluating our executive officers.

Our Chairman acts as a regular liaison between our Board and our executive management, consulting regularly with our executives over business matters and providing our executives with immediate consultation and advice on material business decisions that require prompt reflection or policy interpretation.

Pursuant to our Board’s delegation of authority policy, certain approval authorizations have been delegated to our Chairman. Any approvals made by the Chairman are then reported to our full Board at its next regularly scheduled meeting.

On June 27, 2013, the Board appointed Mr. Cortinovis to serve as Vice Chairman of the Board. As Vice Chairman, Mr. Cortinovis assists the Chairman in the performance of his duties.

Role of Board in Risk Oversight

Our Board of Directors has responsibility for the oversight of risk management. Our Board, either as a whole or through its Committees, regularly discusses with management our major risk exposures, their potential impact on our Company and the steps we take to manage them.

While our Board is ultimately responsible for risk oversight at our Company, our Board Committees assist the Board in fulfilling its oversight responsibilities in certain areas of risk. In particular, our Strategic Planning and Finance Committee reviews and approves risk management programs. Our Audit Committee focuses on financial risk, including internal controls, and receives an annual risk assessment report from our internal auditors. Our Corporate Governance and Nominating Committee focuses on the management of risks associated with Board organization, membership and structure, succession planning for our directors and executive officers, leadership development, corporate governance and compliance. Finally, our Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs.

Board Meetings and Committees

Board of Directors. During 2014, our Board of Directors held 11 meetings and did not act by unanimous written consent. No director attended fewer than 75% of the aggregate number of Board meetings and Board Committee meetings on which the director served during 2014. Our Board has four standing Committees, an Audit Committee, a Compensation Committee, a Corporate Governance and Nominating Committee and a Strategic Planning and Finance Committee. The Board may also, from time to time, establish such other Committees as it may deem necessary.

Audit Committee. The members of our Board’s Audit Committee are Stephanie A. Cuskley (Chair), Walter J. Galvin and Juanita H. Hinshaw. Mr. Galvin joined the Audit Committee in October 2014. Mmes. Cuskley and Hinshaw and Mr. Galvin are independent directors as defined by the rules applicable to companies listed on The Nasdaq Global Select Market.

The primary functions of our Audit Committee are to oversee: (a) the integrity of our financial statements; (b) our compliance with legal and regulatory requirements; (c) our independent auditors’ qualifications and independence; and (d) the performance of our internal audit function and independent auditors. The Audit Committee also prepares the Report of the Audit Committee included in our Proxy Statement. The Audit Committee’s activities are intended to involve guidance and oversight and not to diminish the primary responsibility of management for our financial statements and internal controls. The Audit Committee’s primary responsibilities include:

•	the appointment, compensation, retention and termination of our independent auditors and of our internal auditors;

•	oversight of the work of independent auditors engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for us;

•	oversight of our internal auditors’ work (including the review of an annual risk assessment report);

•	review of the scope and results of our internal controls (including the assessment of financial risk);

•	approval of the professional services provided by our independent auditors; and

•	review of the independence of our independent auditors.

Audit Committee Financial Expert. Based on the findings of the Audit Committee, our Board has determined that the Audit Committee has three “audit committee financial experts,” as defined in the rules promulgated by the Securities and Exchange Commission and as required of Nasdaq-listed companies. They are Mmes. Cuskley and Hinshaw and Mr. Galvin.

During 2014, the Audit Committee held 15 meetings and did not act by unanimous written consent. Our Board has adopted a written charter for the Audit Committee.

Compensation Committee. The members of our Board’s Compensation Committee are Juanita H. Hinshaw (Chair), Christopher B. Curtis, Stephanie A. Cuskley, and Phillip D. Wright. Mr. Curtis joined the Compensation Committee in February 2015. Mmes. Hinshaw and Cuskley and Messrs. Curtis and Wright are independent directors as defined by the rules applicable to companies listed on The Nasdaq Global Select Market.

Among other responsibilities, the Compensation Committee: (a) determines the compensation level of our Chief Executive Officer and other executive officers, as well as certain other highly compensated key employees; (b) reviews management’s Compensation Discussion and Analysis relating to our Company’s executive compensation programs and approves the inclusion of the same in our Proxy Statement and/or Annual Report on Form 10-K; (c) issues a report confirming the Compensation Committee’s review and approval of the Compensation Discussion and Analysis for inclusion in our Proxy Statement and/or Annual Report on Form 10-K; (d) administers, and makes recommendations with respect to, our incentive compensation plans and stock-based plans; and (e) reviews and oversees risks arising from or in connection with our compensation policies and programs for all employees.

During 2014, the Compensation Committee held 10 meetings and did not act by unanimous written consent. Our Board has adopted a written charter for the Compensation Committee.

Compensation Committee Interlocks and Insider Participation. There were no compensation committee interlocks or insider participation on the part of the members of our Compensation Committee during 2014. The members of our Compensation Committee are set forth above under “Compensation Committee.”

Corporate Governance and Nominating Committee. The members of our Board’s Corporate Governance and Nominating Committee are M. Richard Smith (Chair), Stephen P. Cortinovis and Walter J. Galvin. Mr. Galvin joined the Corporate Governance and Nominating Committee in October 2014. Messrs. Cortinovis, Galvin and Smith are independent directors as defined by the rules applicable to companies listed on The Nasdaq Global Select Market.

Among other responsibilities, the Corporate Governance and Nominating Committee: (a) advises the Board on corporate governance principles, including developing and recommending to our Board a set of corporate governance guidelines; (b) identifies qualified individuals to recommend as potential Board members to our stockholders; (c) oversees leadership development strategies; (d) oversees risks associated with the organization, membership and structure of our Board, succession planning for our directors and executive officers and corporate governance; and (e) oversees the Company’s compliance program.

When identifying nominees to serve as a director of our Company, our Corporate Governance and Nominating Committee considers candidates with diverse business and professional experience, skills, gender and ethnic background, as appropriate, in light of the current composition and needs of our Board. As part of its evaluation of a candidate’s business and professional experience, the Corporate Governance and Nominating Committee considers a variety of characteristics including, but not limited to: certain core competencies, including knowledge of accounting and finance, sound business judgment, knowledge of management trends, crisis response ability, industry knowledge and strategy and vision; experience in the industries in which we operate; independence; level of commitment; and personal characteristics. The Corporate Governance and Nominating Committee may engage a third party to assist it in identifying potential director nominees. The Corporate Governance and Nominating Committee assesses the effectiveness of this practice annually in connection with the nomination of directors for election at the annual meeting of stockholders.

The composition of our current Board reflects diversity in business and professional experience, skills, gender and ethnic background. When considering whether our current directors have the experience, qualifications, attributes and skills, taken as a whole, to enable our Board to satisfy its oversight responsibilities effectively in light of our Company’s business and structure, our Corporate Governance and Nominating Committee and Board focused primarily on the information discussed in each of the directors’ individual biographies set forth on pages 9 through 13 of this Proxy Statement. In particular:

•	With regard to Mr. Cortinovis, our Board considered his strong background in the global manufacturing and technology sector, as well as his expertise with large multinational corporations.

•	With regard to Mr. Curtis, our Board considered his strong sales and marketing experience in the energy industry.

•	With regard to Ms. Cuskley, our Board considered her strong financial and investment banking background, which makes her a valuable asset as Chair of our Audit Committee.

•	With regard to Mr. Galvin, our Board considered his wealth of senior management, leadership and financial experience with well-respected public companies.

•	With regard to Ms. Hinshaw, our Board considered her global experience in finance and investments, financial planning and risk management.

•	With regard to Mr. Smith, our Board considered his global business experience in the energy industry, including the mining and oil and gas fields.

•

With regard to Mr. Woods, our Board considered his extensive managerial expertise, including as Chairman or Chief Executive Officer at a number of public and private companies, and experience in financial operations, as well as his diverse industry experience and entrepreneurial know-how.

•

With regard to Mr. Wright, our Board considered his extensive managerial experience in the oil and gas industries, including numerous executive positions, as well as his in-depth knowledge of these industries.

In addition, our Corporate Governance and Nominating Committee has actively sought directors that allow our Board to benefit from potentially different perspectives arising from gender and ethnic diversity on the Board.

Stockholders also may make nominations for directors. Stockholders wishing to propose nominees for consideration at our 2016 Annual Meeting of Stockholders must comply with the provisions of our By-Laws dealing with nominations. For a discussion of the nominating procedures, see “Stockholder Proposals” in this Proxy Statement. All director candidates, including those recommended by stockholders, are evaluated on the same basis.

The Corporate Governance and Nominating Committee held six meetings in 2014 and did not act by unanimous written consent. Our Board has adopted a written charter for the Corporate Governance and Nominating Committee.

Strategic Planning and Finance Committee. The members of our Board’s Strategic Planning and Finance Committee are Stephen P. Cortinovis (Chair), Christopher B. Curtis, Charles R. Gordon, M. Richard Smith and Phillip D. Wright. Mr. Curtis joined the Strategic Planning and Finance Committee in February 2015. Messrs. Cortinovis, Curtis, Smith and Wright are independent directors as defined by the rules applicable to companies listed on The Nasdaq Global Select Market.

The role of this Committee is to oversee the development of the ongoing strategic planning process and initiatives and financial affairs of our Company, including: (a) assisting management with strategic and annual business plans; (b) reviewing and discussing with management large projects, bids and other contractual arrangements; and (c) reviewing and making recommendations regarding financial matters, mergers and acquisitions, risk management, capital structure, investor relations and information technology.

The Strategic Planning and Finance Committee held 13 meetings in 2014 and did not act by unanimous written consent. Our Board has adopted a written charter for the Strategic Planning and Finance Committee.

Corporate Governance Documents

Corporate Governance Guidelines. Based on the recommendation of the Corporate Governance and Nominating Committee, our Board has adopted a set of corporate governance guidelines. These corporate governance guidelines, which are subject to annual review by the Corporate Governance and Nominating Committee, provide a framework within which our Board and executive officers fulfill their respective responsibilities and reflect our Board’s commitment to monitor the effectiveness of decision-making, both at the Board and senior executive management level.

Board Committee Charters. As described above, our Board has adopted a charter for each of its standing Committees, the Audit, Compensation, Corporate Governance and Nominating, and Strategic Planning and Finance Committees.

Code of Ethics for our CEO, CFO and Senior Financial Employees. Our Audit Committee has adopted a written code of ethics that applies to our Chief Executive Officer, our Chief Financial Officer and senior financial employees. The purposes of the code of ethics, among other things, are to deter wrongdoing, to promote ethical conduct and to ensure that information that we provide in our public reports, including those filed with the Securities and Exchange Commission, is full, fair, accurate, timely and understandable.

Code of Conduct. Based on the recommendation of the Corporate Governance and Nominating Committee, our Board has adopted a code of conduct that applies to all of our employees, including our officers, and our directors.

Availability of Corporate Governance Documents. Each of our corporate governance guidelines, Board committee charters, code of ethics and code of conduct are available, free of charge, on our website, www.aegion.com, under “Investors” and then “Corporate Governance.” We also will provide these documents, free of charge, to any stockholder who requests them by writing to the following address:

Investor Relations
c/o Aegion Corporation
17988 Edison Avenue
Chesterfield, Missouri 63005

If we amend our code of ethics or grant a waiver of our code of ethics or code of conduct to any of our officers or directors, we will disclose the amendment or waiver on our website or as required by law or regulation.

Report of the Audit Committee

Our Board’s Audit Committee operates under a written charter, which was adopted by our Board of Directors. A copy of this charter is available, free of charge, on our website, www.aegion.com. Our Audit Committee consists of three independent directors: Stephanie A. Cuskley (Chair), Walter J. Galvin and Juanita H. Hinshaw.

Our Audit Committee reviews the Company’s financial reporting process on behalf of our Board of Directors. In fulfilling its responsibilities, our Audit Committee has reviewed and discussed the audited financial statements to be included in our 2014 Annual Report on Form 10-K with management and PricewaterhouseCoopers LLP, our Company’s independent registered public accounting firm. Management is responsible for the financial statements and the reporting process, as well as maintaining effective internal control over financial reporting and assessing such effectiveness. Our independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, as well as expressing an opinion on whether the Company maintained effective internal control over financial reporting.

Our Audit Committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the rules of the Public Company Accounting Oversight Board (“PCAOB”), including U.S. Auditing Standard Section 380. In addition, our Audit Committee has discussed with PricewaterhouseCoopers LLP the accounting firm’s independence with respect to our Company and its management, including the matters in the written disclosures and the letter required by the applicable requirements of the PCAOB regarding PricewaterhouseCoopers LLP’s communications with our Audit Committee concerning independence, received from PricewaterhouseCoopers LLP. Based upon the above reviews and discussions, our Audit Committee recommended to our Board that our audited consolidated financial statements for 2014 be included in our 2014 Annual Report on Form 10-K.

Our Board and our Audit Committee believe that our Audit Committee’s current member composition satisfies the rules that govern audit committee composition, including the requirement that all audit committee members are “independent” directors, as that term is defined in the listing standards of The Nasdaq Stock Market LLC.

Based on the findings of our Audit Committee, our Board has determined that our Audit Committee has three “audit committee financial experts,” as defined in the rules promulgated by the Securities and Exchange Commission, and as required of Nasdaq-listed companies. They are Stephanie A. Cuskley, Walter J. Galvin and Juanita H. Hinshaw.

Stephanie A. Cuskley, Chair     Walter J. Galvin

Juanita H. Hinshaw

Notwithstanding anything set forth in any of our previous filings under the Securities Act of 1933, as amended,

or the Securities Exchange Act of 1934, as amended, that might incorporate future filings,

including this Proxy Statement, in whole or in part, the preceding report shall not be deemed incorporated by reference in any such filings.

Director Compensation

The following table sets forth information concerning compensation earned by our non-employee directors in fiscal year 2014:

Name(1)(2)	Year	Fees Earned or Paid in Cash ($)		Stock Awards ($)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Stephen P. Cortinovis	2014	$131,250	(4)	$102,000	-	-	-	-	$233,250
Stephanie A. Cuskley	2014	92,000		102,000	-	-	-	-	194,000
John P. Dubinsky(5)	2014	28,797		-	-	-	-	-	28,797
Walter J. Galvin(6)	2014	20,250		102,000	-	-	-	-	122,250
Juanita H. Hinshaw	2014	92,000		102,000	-	-	-	-	194,000
M. Richard Smith	2014	85,500		102,000	-	-	-	-	187,500
Alfred L. Woods	2014	131,000		176,400	-	-	-	-	307,400
Phillip D. Wright	2014	94,500	(7)	102,000	-	-	-	-	196,500

(1)	Mr. Curtis was appointed to the Board on February 4, 2015. As such, he did not earn any compensation from the Company in fiscal year 2014.

(2)	The compensation paid to Mr. Gordon as a non-employee director during 2014 is reflected in the Summary Compensation Table on Page 47.

(3)

Represents the aggregate grant date fair value, computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, “Compensation - Stock Compensation,” with respect to deferred stock units awarded on: (a) April 23, 2014, in the following amounts: 4,257 to each of Messrs. Cortinovis, Smith and Wright and Mmes. Cuskley and Hinshaw and 7,362 to Mr. Woods; and (b) October 10, 2014 in the amount of 5,996 to Mr. Galvin. Please refer to Note 8, “Equity-Based Compensation,” in the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K filed on March 2, 2015, for a discussion regarding the valuation of our stock awards. The aggregate number of deferred stock unit awards outstanding at December 31, 2014 was as follows: Mr. Cortinovis, 30,680; Mr. Curtis, 0; Ms. Cuskley, 36,155; Mr. Galvin, 5,996; Ms. Hinshaw, 35,911; Mr. Smith, 20,438; Mr. Woods, 53,986; and Mr. Wright, 19,243.

(4)	Includes $45,000 of special compensation paid in 2014 for performing the duties of Chairman during the period of time in 2013 that Mr. Woods was unable to do so due to health reasons.

(5)	Mr. Dubinsky served on the Board until our 2014 Annual Meeting of Stockholders held on April 23, 2014. He did not stand for re-election at our 2014 Annual Meeting of Stockholders.

(6)	Mr. Galvin was appointed to the Board on October 10, 2014.

(7)	Includes $7,500 in fees earned for serving on the Audit Committee for a portion of 2014.

Additional Information about Director Compensation

The Corporate Governance and Nominating Committee is responsible for reviewing and recommending to the Board of Directors the general guidelines for determining the form and amount of director compensation. Based on these guidelines, the Compensation Committee then reviews and recommends to the Board of Directors any changes in director compensation that will enhance the Company’s ability to attract and retain qualified directors.

During 2014, no changes were recommended with respect to annual fees. Each non-employee director, other than Mr. Woods, was compensated at a rate of $57,000 per year, plus reimbursed for related business travel expenses. Mr. Woods, our Chairman, was compensated at a rate of $131,000 per year, plus reimbursed for related business travel expenses. Directors are not paid meeting fees.

Non-employee directors, other than Mr. Woods, receive additional annual compensation for serving on Board committees.

Board Committee	Chair Compensation	Member Compensation
Audit Committee	$20,000	$15,000
Compensation Committee	20,000	15,000
Corporate Governance and Nominating Committee	15,000	9,000
Strategic Planning and Finance Committee	20,000	15,000

Non-employee directors are eligible to receive grants of stock options and/or awards of deferred stock units under our Non-Employee Director Equity Plan from time to time. Beginning in 2014, our non-employee directors, other than our Chairman, receive an annual equity grant of $102,000, and our Chairman receives an annual equity grant of $176,400, in each case payable in deferred stock units. Each award was based on the closing price of our common stock on the Nasdaq Global Select Market on the date of the award. Awards of deferred stock units were made on: (i) April 23, 2014 to all of our non-employee directors at that time in the following amounts: 4,257 to each of Messrs. Cortinovis, Gordon, Smith and Wright and Mmes. Cuskley and Hinshaw; and 7,362 to Mr. Woods; and (ii) on October 10, 2014 to Mr. Galvin in the amount of 5,996. Each deferred stock unit represents our obligation to transfer one share of our common stock to the director in the future, and is fully vested at award. Following termination of the director’s service on our Board or on any other distribution date after the mandatory deferral period as the director may elect, shares of our common stock equal to the number of deferred stock units reflected in the director’s account will be distributed to the director. Currently, pursuant to the Non-Employee Director Equity Plan, directors are required to defer distribution for at least three years.

Mr. Cortinovis received a one-time cash payment of $45,000 in 2014 for performing the duties of Chairman for a period of time in 2013 while Mr. Woods was unable to do so due to health reasons.

Stock Ownership Policy with Respect to Non-Employee Directors

We have a policy with respect to required levels of stock ownership for our non-employee directors. Under the policy, each current non-employee director is required to beneficially own (and retain thereafter) the greater of: (a) 10,000 shares of our common stock; and (b) the number of shares of our common stock having a value equal to five times the amount of the non-employee director’s annual cash retainer, excluding any cash retainer paid for service on a Committee of the Board (where the number of shares is determined by dividing such value by the average closing price of our common stock for the ten trading days prior to December 31); provided, however, that for the Chairman, the amount of the annual cash retainer shall be the amount paid to our other non-employee directors. This ensures that the stock ownership requirement for our directors is proportional to the price of our common stock as well as our directors’ compensation for service on our Board. The required ownership amount is recalculated annually as of January 1, based on the director’s annual cash retainer as of December 31 of the immediately preceding year.

Each non-employee director is required to beneficially own (and retain thereafter) the requisite number of shares of our common stock no later than the third anniversary of his or her election or appointment. In the event there is a significant decline in the price of our common stock that causes a director’s holdings to fall below the applicable threshold, such director is not required to purchase additional shares to meet the threshold but our policy provides that such director shall not sell or transfer any shares until the threshold has again been achieved.

As of January 1, 2015, the required ownership of each of our non-employee directors was as follows:

Non-Employee Director (1)(2)	Date Subject to Policy	Retainer Multiplied by 5		10-Day Average Closing Price	Required Share Ownership as of January 1, 2015	Actual Share Ownership as of January 1, 2015
Stephen P. Cortinovis	July 25, 2006	$285,000		$18.11	15,737	75,006
Stephanie A. Cuskley	July 25, 2006	285,000		18.11	15,737	40,314
Walter J. Galvin	October 10, 2014	285,000		18.11	15,737	14,996
Juanita H. Hinshaw	July 25, 2006	285,000		18.11	15,737	48,080
M. Richard Smith	December 15, 2009	285,000		18.11	15,737	33,750
Alfred L. Woods	July 25, 2006	285,000	(3)	18.11	15,737	115,309
Phillip D. Wright	November 10, 2011	285,000		18.11	15,737	29,243

(1)

Christopher B. Curtis was appointed to the Board on February 5, 2015. As such, he will be required to beneficially own (and retain thereafter) the requisite number of shares of our common stock under our stock ownership guidelines no later than February 5, 2018.

(2)	As of January 1, 2015, Mr. Gordon was subject to our policy with respect to stock ownership of officers. As such, he is not included in the above table but is included in the table on page 45.

(3)	For purposes of determining the required ownership of our Chairman, the annual cash retainer used is the amount paid to our other non-employee directors.

As of January 1, 2015, each non-employee director was in compliance with the stock ownership requirements of this policy, except for Mr. Galvin, who joined the Board on October 10, 2014 and is still in the three-year window to achieve compliance. Mr. Galvin will be required to be in compliance by October 10, 2017. As of the date of this Proxy Statement, Mr. Galvin owns 19,098 shares of our Common Stock.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides information about our 2014 compensation program for the following current and former executives (collectively, our “Named Executive Officers”):

•	Charles R. Gordon, President and Chief Executive Officer;
•	David A. Martin, Executive Vice President and Chief Financial Officer;
•	David F. Morris, Executive Vice President, General Counsel and Chief Administrative Officer;
•	Laura M. Villa, Senior Vice President – Human Resources;
•	Kenneth L. Young, Senior Vice President and Treasurer;
•	J. Joseph Burgess, former President and Chief Executive Officer; and
•	Brian J. Clarke, former Senior Vice President – Business Integration.

This discussion also contains forward−looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs.

Overview

We emphasize a total compensation approach in establishing individual executive compensation levels, with each element of compensation serving a specific purpose. In this context, the foundation of all decisions regarding our executive compensation program is a pay for performance philosophy. Our pay for performance philosophy requires the achievement of financial goals designed to drive profitable growth coupled with service requirements to encourage retention of executive talent. We believe that the continuation of this philosophy will in turn drive stockholder value over time.

We also believe that our executive compensation decisions should be consistent with, and designed to facilitate, good corporate governance practices. Accordingly, we:

✓	utilize independent compensation consultants that do not perform any other work for the Company or our management team;

✓	devote significant time to succession planning and leadership development efforts;

✓	adopt and maintain compensation programs that do not encourage imprudent risk;

✓	except as noted below, do not enter into employment agreements with our executive officers;

✓	include double-trigger change in control provisions for accelerated vesting of our long-term incentive awards granted after 2012;

✓	maintain appropriate stock ownership guidelines;

✓	consider benchmarking and market data in making compensation decisions;

✓

do not permit or include problematic pay practices such as the repricing of “underwater” stock options without stockholder approval, excessive perquisites or tax gross-up payments (including in the event of a change in control);

✓	maintain anti-hedging, anti-pledging and incentive compensation clawback policies;

✓	maintain a robust stockholder outreach program;

✓	elect directors annually by a majority vote standard (except in contested elections);

✓	separate the roles of Chairman of the Board and Chief Executive Officer;

✓	ensure that all of our directors are independent other than our Chief Executive Officer; and

✓	mitigate the potential dilutive effect of equity awards through share repurchase programs.

2014 was a year of significant change at Aegion. First, we had a change in executive leadership. On May 3, 2014, Mr. Burgess resigned as President and Chief Executive Officer of Aegion. Effective May 3, 2014, Mr. Gordon was appointed as interim Chief Executive Officer, a role he filled until October 6, 2014 when he was appointed President and Chief Executive Officer. Mr. Gordon’s compensation as both interim Chief Executive Officer and as our President and Chief Executive Officer is described below. Second, we implemented a broad realignment and restructuring plan (the “Restructuring”) intended to exit low return businesses and reduce the size and cost of the Company’s overhead structure to improve gross margins and profitability. The Restructuring is discussed in further detail below.

Despite the significant change that occurred in 2014 for Aegion, we had a solid year from a financial perspective.

Say on Pay Results and Stockholder Outreach

We conduct a stockholder outreach program through which we interact with stockholders on a number of matters throughout the year, including executive compensation. The compensation disclosed in our 2014 Proxy Statement was approved by our stockholders at the 2014 Annual Meeting of Stockholders by a 98.6% vote, which reflects, in the view of the Compensation Committee of our Board of Directors (the “Committee”), the efficacy of that outreach. The Committee considered this favorable outcome and believed it conveyed our stockholders’ support of the Committee’s decisions and the existing executive compensation programs. Consistent with this support, the Committee decided to retain, with certain modifications to strengthen the link between pay and performance, the core design of our executive compensation programs in the remainder of 2014 and in 2015. The Committee believes that the existing compensation programs continue to attract, retain and appropriately incent senior management.

As part of our long-standing stockholder outreach program, in 2014, we: (i) hosted an investor day in June 2014; (ii) attended seven investor bank conferences that included nearly 50 individual and group meetings with investors; (iii) conducted 26 investor meetings in eight different cities; and (iv) had regular and periodic calls with stockholders. The Committee carefully considers the feedback received as a result of our stockholder outreach program and also routinely reviews executive compensation practices.

Compensation Mix

In 2014, our executive compensation program consisted primarily of three elements: (i) short-term cash compensation in the form of a base salary; (ii) performance-based, short-term cash compensation in the form of annual cash incentives; and (iii) long-term equity incentive compensation in the form of performance-based stock units and time-based restricted stock or restricted stock units. The objective and rationale for each of these elements is set forth in the table below.

Component		Objective		Alignment with Stockholder Value Creation
Annual Cash Compensation
Base Salary	•	Provides a base wage that is competitive to attract and retain highly qualified leaders	•	Only pay element that is independent of Company financial performance and service requirements
	•	Reflects individual performance, experience and scope of responsibility
	•	Provides additional cash compensation opportunity for executives	•	At risk based on Company performance, subject only to the negative
Annual Cash Incentive	•	Motivates executives to achieve annual business goals		discretion of the Committee to reduce awards
			•	Focused on Company income growth
Long-Term Incentives
Performance Units	•	Provides opportunity for stock acquisition	•	Equity-based
	•	Motivates executives to make decisions that focus on long-term stockholder value	•	At risk based on Company EPS and TSR goal achievement
	•	Promotes retention of highly qualified leaders	•	Payout based on sustained growth
Restricted Stock (or			•	Equity-based
Restricted Stock Units)			•	Service requirements aid long-term retention
Stock Options			•	Equity-based
			•	Rewards stock price appreciation
			•	Service requirements aid long-term retention

Pay for Performance Analysis

We target a mix of the compensation elements set forth in the table above in order to create a strong correlation between corporate performance and the executive’s actual total compensation, aligning the interests of our executives with the interests of our Company and its stockholders. Specifically, a significant portion of each executive’s total compensation is dependent upon our Company’s achievement of measurable annual and multi-year financial performance goals, rewarding our executives on both an annual and long-term basis if the Company attains specified targets. In addition, long-term compensation of our executives, if earned, is paid in Company stock, further aligning our executives’ incentives with increasing the value of our stock. As a result, we give substantial weight in total target compensation to long-term compensation.

The following graph illustrates the allocation in 2014 of our total target direct compensation opportunity for our Chief Executive Officer, Mr. Gordon, and the weighted average of our other Named Executive Officers between short- and long-term elements and cash- and equity-based elements.

(1)	Does not include the cash inducement bonus or the equity inducement grant provided to Mr. Gordon upon becoming our President and Chief Executive Officer.
(2)	Long-Term Equity-Based Compensation consists of performance units (at target) and time-based restricted stock or restricted stock units.
(3)	Performance-Based Compensation consists of target annual cash incentives and performance units (at target).

We believe the mix of compensation above appropriately provides rewards only upon strong financial and operational performance, especially over the long-term. Specifically, in 2014:

•	50% of total target compensation of our CEO (on an annualized basis) was performance-based and 54% was long-term and equity-based;

•	42% of total target compensation of our Named Executive Officers other than the CEO was performance-based and 46% was long-term and equity-based; and

•

a substantial portion of target pay is delivered through long-term equity awards, 50% of which is based on the achievement of objective performance goals and 100% of which is based on a multi-year vesting schedule and continued service requirements.

Due to our 2014 financial results, our compensation decisions backed up our commitment to a pay for performance philosophy, specifically:

•	cash incentive payments awarded to our Named Executive Officers for 2014 under our Annual Incentive Plan were 50% of target;

•

the performance units from the 2012-2014 grant were forfeited in full because neither the pre-established annual performance metrics or the pre-established three-year cumulative performance metrics were met; and

•

no performance units from the 2014 tranche of the 2013-2015 grant of performance units vested in 2014 because 2014 financial performance did not meet the pre-established return on invested capital goal (“ROIC”) and earnings per share (“EPS”) goals[1].

A detailed discussion of our 2014 performance and its impact on 2014 pay levels is provided later in this Compensation Discussion and Analysis.

Understanding the Pay of Our Chief Executive Officer and Other Named Executive Officers

This section provides additional detail on the rationale for the pay of the Chief Executive Officer position as well as the pay of the other Named Executive Officers.

2014 Total Reported Compensation v. Realizable Pay

The 2014 realizable pay of our Named Executive Officers is set forth in the table below as compared to the total reported compensation of these executives as set forth in the Summary Compensation Table on page 47. We define realizable pay for these purposes as the sum of the following: (1) base salary and cash bonus earned for 2014; (2) the fair market value of the shares of our common stock payable in respect of non-forfeited performance units outstanding as of the end of 2014 (but excluding the value of shares underlying any unvested performance units that may be earned based on Company performance in a later year or the value of shares paid during 2014 in respect of performance units that were earned and vested based upon performance during a prior year); and (3) the fair market value of any restricted stock or restricted stock unit awards granted during 2014. For purposes of the table, the value of shares subject to awards was based on the year-end 2014 closing price of our common stock (i.e., $18.61). Although the Committee did not rely on the information in the below table to make compensation decisions for 2014, the information in the table is made available to the Committee as part of the compensation process.

 1 As discussed more fully later in this Compensation Discussion and Analysis, it is possible that the 2014 tranche of units from the 2013-2015 grant of performance units could be earned in a later year based upon the cumulative performance vesting provisions applicable to the awards.

		2014 Realizable Pay
Name	2014 Total Reported Compensation	Salary	Annual Cash Incentive	Inducement Bonus	Performance Units (1)	Service-Based Restricted Stock or Restricted Stock Units (2)	Other Compensation (3)	Total Realizable Pay	Realizable Pay as a % of Total Reported Compensation
Charles R. Gordon	$3,817,473	$156,250	$208,048	$100,000	$0	$2,191,662	$351,175	$3,007,135	78.77%
David A. Martin	1,131,704	357,000	107,100	—	0	249,821	17,604	731,525	64.64%
David F. Morris	1,158,691	377,000	113,100	—	0	249,821	18,591	758,512	65.46%
Laura M. Villa	525,812	230,000	57,500	—	0	86,481	13,312	387,293	73.66%
Kenneth L. Young	388,390	230,000	46,000	—	0	38,430	12,390	326,820	84.15%

(1)

No performance units from either the grant of performance units in 2012 for the 2012-2014 performance period or the grant of performance units in 2013 for the 2013-2015 performance period vested in 2014 because 2014 financial performance did not meet pre-established ROIC and EPS goals. The performance units from the grant of performance units in 2012 for the 2012-2014 performance period have been forfeited as the threshold performance metrics were not achieved. As discussed more fully later in this Compensation Discussion and Analysis, it is possible that the 2014 tranche of the 2013-2015 grant could be earned in a later year based upon the cumulative performance vesting provisions applicable to the awards.

(2)

Represents the fair market value as of December 31, 2014 of shares of restricted stock or restricted stock units granted in 2014. Such shares are subject to a cliff vesting requirement ending on March 25, 2017, except as set forth in footnote (4) below.

(3)	Computed consistent with the “All Other Compensation” column of the Summary Compensation Table.

(4)

Includes an inducement award of 76,686 shares of restricted stock granted on October 8, 2014 in connection with Mr. Gordon being appointed President and Chief Executive Officer of the Company. Such shares are subject to a five-year cliff vesting requirement ending on October 8, 2019.

As demonstrated by the above table, the actual compensation realizable in 2014 by our Named Executive Officers was less than the compensation set forth on the Summary Compensation Table (“SCT”) beginning on page 47. The Committee believes this is an appropriate result in light of the Company’s solid but less than target financial performance in 2014 and demonstrates that our compensation program is working as designed to achieve pay for performance.

Key 2014 Compensation Actions

As is our ongoing practice, in 2014, we analyzed our executive compensation program in order to strengthen the correlation between pay and performance. As part of this analysis, we also considered the views of our stockholders as detailed above. In response, we took the following key actions regarding 2014 executive compensation:

•	Base Salary

◦	None of our Named Executive Officers received salary increases in 2014 due to our disappointing financial performance in 2013.

•	Annual Incentive Plan

◦	We paid bonuses to our Named Executive Officers under our Annual Incentive Plan for 2014 at the threshold level, which was 50% of target.

•	Long-Term Equity Incentive Program

◦

We adjusted the terms of our long-term performance units such that the performance requirement is a cumulative measure of financial performance at the end of a three-year period, rather than an annual measure after each year of the three-year period with another cumulative measure at the end of the three-year period. This means that no units will be eligible to vest until the end of the three-year period, and only then if the three-year performance requirements are met, thereby enhancing the long-term nature of these awards and encouraging retention of our executives.

◦

We replaced the ROIC metric in our 2014 long-term performance units with relative total stockholder return (“TSR”). We believe that using a relative TSR metric aligns the interests of our executives with the interests of our stockholders.

◦

We began targeting total long-term incentive compensation at the 50th percentile of our peer group companies rather than the 75th percentile. The Company also targets annual cash compensation at the 50th percentile.

•

The Committee engaged independent advisors to work on its behalf to review the overall competitiveness of our executive compensation program and to review our pay practices in light of our pay for performance philosophy.

•

We analyzed our compensation programs and believe that our programs and policies are designed so as to discourage our employees from taking unnecessary or excessive risks that could harm the long-term value of the Company.

Key 2015 Compensation Actions

In addition to the actions described above, the Committee has modified the Company’s long-term incentive equity program for 2015 to further align pay for performance as well as encourage the retention of executives, specifically, the Committee increased the weighting attributed to TSR in our 2015 long-term performance units from 25% to 75%. As noted above, we believe that relative TSR is a very effective metric to align the interests of our executives with the interests of our stockholders. Further, the Committee eliminated the earnings per share (“EPS”) metric in our 2015 long-term performance units and added a return on invested capital (“ROIC”) metric. The Committee believes that replacing the EPS metric with an ROIC metric ensures: (i) that all financial metrics the Committee believes are important to align the interests of our executives with the interests of our stockholders, which includes ROIC, are rewarded; and (ii) no single financial metric is over-rewarded. Specifically, given net income is the financial metric used in our short-term cash incentive program, we believe that using EPS in our long-term performance units has the effect of over-rewarding one financial metric. ROIC is weighted at 25% in our 2015 long-term performance units.

How We Make Executive Compensation Decisions - Philosophy and Process

Compensation Philosophy

The Committee is responsible for establishing our compensation philosophy and for establishing individual executive compensation. In doing so, the Committee has developed a compensation philosophy that strives to ensure that:

•

our executive compensation aligns the interests of our executives with those of our stockholders by rewarding the achievement of specific annual, long-term and strategic goals, with the ultimate objective of increasing stockholder value;

•

our executive compensation attracts, retains and incentivizes top talent by providing a competitive and equitable compensation package relative to the compensation paid to similarly-situated executives of our peer group and including performance and/or service requirements for vesting or retention of such award;

•	our executive compensation is based on the executive’s combined and individual commitment, experience, level of responsibility and contribution to our business goals; and

•	our executive compensation policies enhance our business interests by encouraging innovation on the part of our executives and other key employees balanced by appropriate levels of risk taking.

The Committee also considers:

•	the tax and accounting effects of compensation when determining the elements, structure and amounts of our executives’ total compensation packages; and

•

whether our compensation policies and practices create risks that are reasonably likely to have a material adverse effect on our Company. The Committee has determined that the Company’s current compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

Compensation Process

Independent Compensation Consultants. In determining the total compensation of our executive officers and other high-level employees, the Committee is assisted by independent compensation consultants. In 2014, the Committee engaged the services of Exequity, which only performed services in 2014 at the request of the Committee and did not perform any other services that were not related to executive compensation for the Company through requests from management. Exequity provided the Committee with advice and recommendations with respect to our Company’s executive compensation program including a review of the overall competitiveness of the program and its consistency with our pay for performance philosophy.

Role of Chief Executive Officer. The Committee also seeks the input of the Chief Executive Officer in determining the total compensation of our executive officers (other than with respect to the Chief Executive Officer’s compensation) and other high-level employees. Mr. Burgess had input into the compensation process until his resignation on May 3, 2014 and, thereafter, Mr. Gordon had input into the compensation process both as our interim Chief Executive Officer and, beginning October 6, 2014, as our President and Chief Executive Officer. The input of the Chief Executive Officer includes his review of the performance of each executive officer, including our Named Executive Officers, and his recommendations to the Committee regarding the specific compensation levels of those executives. The Chief Executive Officer tracks each executive’s performance throughout the year, detailing accomplishments and areas of strength and improvement. Then, the Chief Executive Officer bases his evaluation and recommendation on his knowledge of each executive’s performance. The Chief Executive Officer and executive management then typically work together to develop performance target recommendations for presentation to, and consideration by, the Committee in connection with incentive compensation determinations for the coming year. In addition, executive management also recommends the management annual incentive compensation plan to the Committee for review and consideration by the Committee.

Benchmarking Target Executive Compensation. As noted above, in making decisions regarding the target total compensation of our executives, the Committee continuously reviews information provided by outside compensation consultants and considers, among other factors discussed herein, the relative compensation of similarly-situated employees of our peer group of companies. In selecting a peer group, the Committee reviews companies that the Committee believes, based on certain data and recommendations of Aon Hewitt and Exequity, compete most with our Company for executive talent. The Committee periodically reviews and updates our peer group. The peer group of companies used for purposes of 2014 compensation, as set forth immediately below, was the same group that is included in our 2014 Annual Report on Form 10-K.

•	Dril-Quip, Inc.	•	Newpark Resources
•	Helix Energy Solutions Group	•	Primoris Services Corporation
•	Kennametal Inc.	•	TEAM, Inc.
•	Layne Christensen Company	•	Tesco Corporation
•	LB Foster Co.	•	Tetra Tech, Inc.
•	Matrix Service Company	•	Valmont Industries, Inc.
•	MYR Group, Inc.	•	Willbros Group, Inc.

The Committee also considers pay data of similarly situated executives from publicly filed proxy statements and compensation surveys. The data the Committee reviewed may include base salary, annual cash incentive payments and long-term incentive components of pay or selected market survey data where peer group data for a like-position is not available. In considering total compensation for 2014, the Committee specifically considered pay data from Aon Hewitt’s Executive Benchmark Analysis, which included data from our peer group (as set forth above) as well as a broader group of 35 companies 2 from our industry. For compensation paid to our executives, in 2014, the Committee targeted annual cash compensation opportunity (base salaries and incentive compensation) and targeted total long-term incentive compensation opportunity at the 50% range of peer group total annual cash for similarly-situated executives. The Committee believes that total compensation opportunity should be targeted at the median levels and that base salaries establish the minimum compensation upon which an executive can rely. Actual annual cash and long-term incentive compensation, and therefore, total compensation, can meet, fall short of or exceed the target based on the level of achievement of applicable corporate and individual performance requirements. The target compensation levels are only one factor in the Committee’s determination of executive compensation levels. Actual compensation levels for executives may be more or less than the targeted levels based upon other factors that the Committee may consider in its discretion as discussed herein.

How We Made Compensation Decisions in 2014

The following recap of 2014 financial performance provides important context to the pay decisions made in 2014 and to the incentive pay results for 2014.

2014 Financial Performance and Strategic Initiatives

2014 was a year of significant change for Aegion as we announced new executive leadership and implemented the Restructuring. Despite these changes, we had a solid year and, through the Restructuring, took meaningful steps to improve gross margins and profitability in the long term. Specifically, in 2014:

●	We had record revenue of approximately $1.33 billion, an increase of 21.9% from 2013.

●	We achieved the largest cash balance in our history ($175.0 million) as of December 31, 2014.

 2 The 35 companies consist of: A.O. Smith Corporation; American Axle & Manufacturing Holdings, Inc.; Armstrong World Industries, Inc.; Barnes Group, Inc.; Boise Inc.; Brady Corporation; Chart Industries Inc.; ESCO Technologies, Inc.; Gencorp Inc.; Generac Holdings Inc.; Graco Inc.; H.B. Fuller Company; IDEX Corporation; Kaman Corporation; Leggett & Platt Inc.; Martin Marietta Materials, Inc.; Mueller Water Products, Inc.; Newfield Exploration Company; Nordson Corporation; Oil States International, Inc.; Olin Corporation; OMNOVA Solutions Inc.; Packaging Corp of America; Polaris Industries Inc.; Polyone Corporation; Regency Energy Partners LP; Sauer-Danfoss Inc.; Steelcase Inc.; Superior Energy Services, Inc.; Texas Industries, Inc.; Tower International Inc.; Unit Corporation; Valmont Industries, Inc.; Waters Corporation; and Woodward, Inc.

●

Consolidated backlog as of December 31, 2014 was strong at $758.0 million, similar to backlog at December 31, 2013, despite exiting several international cured-in-place pipe (“CIPP”) markets as part of the Restructuring.

●	We met our objective of repositioning Fyfe/Fibrwrap North America to return to profitability.

●	As part of the Restructuring, we achieved pre-tax savings in the fourth quarter of 2014 of $3.5 million, or $0.07 per diluted share, through:

o	exiting certain low return or unprofitable international CIPP businesses;

o	consolidating the Commercial and Structural and Water & Wastewater platforms into a new Infrastructure Solutions platform, which will be able to provide comprehensive solutions to our customers; and

o	reducing the cost and size of our overhead structure by eliminating certain idle facilities in our Bayou Louisiana pipe coating operations.

●	We returned $20 million to our stockholders by completing a board-authorized share repurchase program, reducing our outstanding shares by over 850,000 shares.

Notwithstanding these achievements, 2014 was a challenging financial year for our Company. We achieved $1.37 in non-GAAP diluted earnings per share in 2014, which fell short of our compensation plan of $1.55 per share. For purposes of this Proxy Statement, non-GAAP earnings are defined as reported GAAP earnings excluding the earnings impact of: (i) pre-tax restructuring and impairment related charges; (ii) acquisition-related expenses; (iii) the expense recorded in connection with the March 31, 2014 sale of the Company’s 49 percent interest in Bayou Coating, L.L.C.; and (iv) the net effect of the reserve for disputed and long-dated accounts receivable and an escrow settlement related to the Brinderson, L.P. acquisition. On a GAAP basis, Aegion reported a loss of $0.88 per diluted share.

2014 Compensation Decisions

In the context of our Company’s 2014 financial performance above, set forth below is a more detailed description of each element of our compensation and benefits programs for our Named Executive Officers, including the compensation decision in 2014 for each element.

Base Salary. Generally, in determining the base salary of each Named Executive Officer, the Committee considers, among other things, the level of responsibility and duties of the executive, individual performance, tenure, experience, Company performance, competition for the respective positions in the industry, and the applicable market data. In 2014, our Named Executive Officers did not receive increases in base salary due to the Company’s disappointing 2013 financial performance. The 2014 annual base salary for each Named Executive Officer is set forth in the table below.

Named Executive Officer	2014 Annualized Base Salary
Charles R. Gordon	$625,000
David A. Martin	357,000
David F. Morris	377,000
Laura M. Villa	230,000
Kenneth L. Young	230,000
J. Joseph Burgess	687,600
Brian J. Clarke	373,000

Annual Cash Incentive Compensation. We maintain a Management Annual Incentive Plan (the “AIP”), as reviewed and approved by the Committee, pursuant to which our executives and other key employees are eligible to receive annual cash incentive awards.

Each participant in the AIP is assigned a target incentive award goal that is expressed as a percentage of his or her base salary. For 2014, the Committee assigned the following target annual incentive awards as a percentage of the Named Executive Officers’ respective base salaries, which percentages are consistent with 2013:

Named Executive Officer*	2014 AIP Target % of Base Salary
Charles R. Gordon	100%
David A. Martin	60
David F. Morris	60
Laura M. Villa	50
Kenneth L. Young	40

*

Mr. Burgess’ target annual incentive award for 2014 was set at 100% of his base salary. However, due to Mr. Burgess’ resignation on May 3, 2014, his 2014 annual incentive award was forfeited. Mr. Clarke’s target annual incentive award for 2014 was set at 60% of his base salary. However, due to Mr. Clarke’s resignation on July 25, 2014, his 2014 annual incentive award was forfeited.

In determining the annual target incentive award as a percentage of individual base salary for these executives, the Committee reviewed peer group data and other survey market data and trends and considered the mix of total compensation of individuals in positions similarly situated to our executives. Based on its review and analysis, the Committee determined that a significant portion of the total annual cash compensation opportunity of our executives (i.e., base salary and annual incentive compensation) should be tied to our Company’s annual operating results. Target incentive award goals are “mid-point” targets, and the executives’ annual incentive cash compensation could be higher or lower than the target award goals based upon the level of achievement against the pre-established performance goals.

The AIP is intended to compensate employees for the Company’s achievement of annual financial performance goals at corporate or business unit levels, as appropriate. The financial performance targets are intended to be consistent with our internal budgets. Payments under the AIP may be made if and to the extent that certain minimum, target, stretch and maximum goals were actually achieved, subject to the negative discretion of the Committee to reduce the amount of the award. The potential payout for each Named Executive Officer is 50% of the target award upon the Company achieving the threshold net income metric (85% of the target net income goal in 2014). The potential payout upon the Company achieving the maximum net income metric is 200% of the payout (125% of target net income goal). Performance results that fall between the goals are calculated from those points on a straight-line sliding scale to determine the potential payout.

The Committee strives to establish financial performance objectives that are difficult to achieve but are attainable in order to reinforce our pay for performance commitment. In 2012, our financial performance was strong but slightly under budget. Consequently, AIP payments were awarded to our Named Executive Officers but were less than target levels. In 2013, our financial results were below the threshold net income goal and, as a result, no AIP payments were awarded to our Named Executive Officers. In 2014, our financial performance was above the threshold net income goal, but less than the target net income goal. As a result, AIP payments were made at the threshold level.

Objective Financial Performance Goals.

In 2014, the AIP financial performance objective for all Named Executive Officers was based on the achievement of a consolidated net income target, subject to objective adjustment in accordance with the AIP. This measure was chosen because it reflects the Company’s financial performance, is easy to track, and is communicated on a quarterly basis through the Company’s quarterly earnings press releases and conference calls.

For purposes of the AIP, consolidated net income is determined from our audited financial statements for the year and is adjusted to exclude the following:

•

operating results and/or losses associated with the write-down of assets of a subsidiary, business unit or division that has been designated by the Board of Directors as a discontinued business operation or to be liquidated;

•	gains or losses on the sale of any subsidiary, business unit or division, or the assets or business thereof;

•

gains or losses from the disposition of material capital assets (other than in a transaction described in the immediately preceding bullet) or the refinancing of indebtedness, including, among other things, any make-whole payments and prepayment fees;

•	losses associated with the write-down of goodwill or other intangible assets of the Company due to the determination under applicable accounting standards that the assets have been impaired;

•

gains or losses from material property casualty occurrences or condemnation awards taking into account the proceeds paid by insurance companies and other third parties in connection with the casualty or condemnation;

•	any income statement effect resulting from a change in generally accepted accounting principles, except to the extent the effect of such a change is already reflected in the target net income amount;

•	restructuring charges and acquisition related transaction costs;

•	any other material income or loss item the realization of which is not directly attributable to the actions of current senior management of the Company;

•	operating results of any entity or business acquired during 2014, except to the extent such entity or business was included in the Company’s operating business plan for such year; and

•	the income taxes (benefits) of any of the above-designated gains or losses.

Negative Discretion of Compensation Committee. Notwithstanding the achievement of the corporate financial performance target set forth above, the Committee retains negative discretion to reduce payments to an individual participant or participants under the AIP.

Establishing and Achievement of 2014 Goals. In establishing the net income target for the 2014 AIP, the Committee considered the recommendations of executive management regarding current industry and market conditions and projections based on management’s internal market analysis and various market surveys, our 2014 business plan as approved by our Board of Directors in December 2013 and prior year operating results. The net income target for the 2014 AIP was $60.5 million, subject to the adjustments in accordance with the AIP described above, which represented a $16 million, or 36.4%, increase from 2013 net income. Considering our 2013 actual performance and our internal budgets, the 2014 AIP net income target was believed to be set at a level that was aggressive and promoted our compensation objectives.

In determining the amount of the 2014 annual incentive compensation, the Committee reviewed our operating results for 2014 against the net income target, including any adjustments to net income as described above and concluded that the Company achieved 85% of the net income target. As a result, AIP payments were awarded at the threshold level as set forth in the table below.

Named Executive Officer*	2014 AIP Award
Charles R. Gordon	$208,048
David A. Martin	107,100
David F. Morris	113,100
Laura M. Villa	57,500
Kenneth L. Young	46,000

*	Due to Mr. Burgess’ resignation on May 3, 2014, his 2014 annual incentive award was forfeited. Due to Mr. Clarke’s resignation on July 25, 2014, his 2014 annual incentive award was forfeited.

For 2014, each of our Named Executive Officers were participants under our Executive Performance Plan. Annual cash incentives payable under the Executive Performance Plan are intended to qualify as “performance-based” under Section 162(m) of the Internal Revenue Code - see “Section 162(m) Performance-Based Compensation” below.

Long-Term Incentive Compensation. In order to reward executive actions that enhance long-term stockholder returns, the Committee provides certain long-term equity-based incentives to our executives and other key employees. Long-term equity-based incentives are generally awarded in the first quarter of each year after financial results for the prior year as well as updated compensation data for our peer group are known. We believe that the value of long-term equity awards with continued service requirements, as is the case with our restricted stock or restricted stock unit awards, encourages executives to remain with the Company as leaving the Company results in the forfeiture of the unvested portion of previously earned long-term equity awards. To that end, all of our long-term incentive compensation awards include a continued service requirement.

Each year, the Committee considers a number of factors when deciding on the amount and allocation of long-term compensation, including, among other things, recommendations by the Committee’s independent compensation consultants, peer group and other survey market data regarding similarly situated executives, the historical compensation for responsibilities of each Named Executive Officer, business objectives, historic Company performance, current market conditions, risks associated with compensation principally linked to stock price, and other factors that may be relevant at that point in time. Further, the Committee decides on a mix of long-term incentive compensation with the goal to provide the appropriate balance of stock price appreciation, performance and retention elements of long-term incentive compensation. Generally, annual awards of equity-based incentives are made during the Committee’s regularly scheduled first quarter meetings.

In 2014, the Committee determined that the Named Executive Officers would receive the following mix of long-term incentive compensation: 50% performance-based stock units and 50% time-based restricted stock or restricted stock units; provided, however, that each Named Executive Officer could elect that up to 25% of his or her long-term incentive compensation be in the form of stock options, which election would reduce the percentage of his or her long-term incentive compensation that would have otherwise been allocated to time-based restricted stock or restricted stock units (i.e., 50%). None of our Named Executive Officers elected to received stock options other than Mr. Burgess, who elected to have the full 25% of his long-term incentive compensation in the form of stock options, such that Mr. Burgess received the following mix of long-term incentive compensation: 50% performance-based stock units, 25% time-based restricted stock and 25% stock options. Upon Mr. Burgess’ resignation on May 3, 2014, all long-term incentive awards granted to him in 2014 were forfeited. Each type of award is described in more detail below. The Committee believes that the mixes of long-term incentive compensation set forth above are appropriate for each of our Named Executive Officers in order to successfully balance the attributes of each form of long-term incentive compensation, which are set forth in this Compensation Discussion and Analysis.

Performance Units. Performance-based stock units support achievement of the Company’s longer term financial goals, while the three-year vesting period also simultaneously supports retention and succession planning. The performance units are denominated in restricted stock units.

2012-2014 Performance Period

2014 was the last year in the 2012-2014 performance period for the performance units granted in 2012 (the “2012 awards”). The vesting of the 2012 awards depended upon achievement of a gating requirement based upon ROIC in each year of the 2012-2014 performance period, and, if the gating requirement was satisfied, the actual amount of the award vested would be determined based solely on the achievement of EPS goals in each year of the 2012-2014 performance period. Further, as discussed in more detail below, to the extent performance units eligible to vest in any particular year of the 2012-2014 performance period did not vest in such year, there was an opportunity at the end of the 2012-2014 performance period for such unvested performance units to vest if a gating requirement based upon cumulative ROIC for the 2012-2014 performance period was met and, if so, based upon a cumulative EPS goal.

If 100% of each annual EPS goal were not achieved, a lesser amount of performance units would vest based on a straight-line sliding scale, so long as at least 90% of the annual EPS goal was achieved and provided the annual ROIC gating requirement was met. The sliding scale was set such that the achievement of 90% of the annual EPS goal would result in the vesting of 50% of the target performance unit award available for that year, and the failure to achieve 90% of the annual EPS goal would result in a non-vesting of the entire award for that year, although all or a portion of such non-vested performance units under the 2012 awards could be earned at the end of the three-year performance period, as further set forth below. In 2014, the Company did not achieve the annual ROIC gating requirement, which was 10.89%, or the threshold EPS goal, which was $2.02, and, as a result, none of the 2012 performance units vested in 2014, the third and last year of the three-year performance period.

Any performance units not vested in a particular year under the 2012 award, such as the case in 2012, 2013 and 2014 could be carried over and earned at the end of the three-year period through achievement of the three-year cumulative ROIC gating requirement and achievement of at least 90% of the cumulative three-year EPS goal, subject to the same sliding scale as set forth above. However, neither the cumulative ROIC gating requirement or cumulative three-year EPS goal were met and, therefore, none of the 2012 awards vested and all of the 2012 awards have been forfeited.

2013-2015 Performance Period

For performance awards granted in 2013 for the 2013-2015 performance period (the “2013 awards”), the Committee revised the manner in which achievement of financial performance goals applies to vesting of performance units. Specifically, the gating requirement based on achievement of a minimum ROIC goal was eliminated and, in lieu thereof, 25% of the award eligible for performance vesting in the year will be based on an annual ROIC goal and 75% of the award eligible for performance vesting in the year will be based on an annual EPS goal. We did this because we believe that achievement of EPS goals should be rewarded, even if the ROIC goal is not met. However, we continued to believe that achieving the ROIC goal is important and, therefore, attributed 25% of the award value to achievement of this goal. As with the 2012 awards, up to one-third of each performance unit award is eligible to vest annually over each of the three years of the applicable performance period, subject to the unvested awards being carried over to the end of the applicable three-year performance period to vest upon the achievement of pre-established cumulative ROIC and EPS targets.

The following table generally illustrates the performance goals and annual vesting schedule for the 2013 awards:

ROIC Performance Goal
Threshold	Target	Maximum
If 85% of the ROIC Target* is achieved, 2.08% of the maximum performance units vest.	If 100% of the ROIC Target is achieved, 4.17% of the maximum performance units vest.	If 120% of the ROIC Target is achieved, 8.34% of the maximum performance units vest.

EPS Performance Goal
Threshold	Target	Maximum
If 88% of the EPS Target** is achieved, 6.25% of the maximum performance units vest.	If 100% of the EPS Target is achieved, 12.5% of the maximum performance units vest.	If 120% of the EPS Target is achieved, 25% of the maximum performance units vest.

*	In 2014, the ROIC Target was 9.8%.
**	In 2014, the EPS Target was $1.82.

Performance results that fall between the threshold, target and maximum goals are calculated from those points on a straight-line sliding scale to determine the actual performance unit award for the executive.

In 2014, the Company did not achieve the threshold ROIC goal, which was 8.4%, or the threshold EPS goal, which was $1.60 and, as a result, none of the 2013 performance units vested in 2014, the second year of the three-year performance period.

Any performance units not vested in a particular year as a result of the failure to achieve 120% of the annual EPS target, such as the case in 2013 and 2014, will be carried over to the end of the applicable three-year performance period and may be earned through achievement of at least 85% of the average three-year ROIC goal and at least 88% of the three-year cumulative EPS goal.

Employees who receive performance units shall have no rights as stockholders with respect to such performance units until the performance units vest, although the awards are subject to adjustment due to stock dividends, split-ups, mergers, etc.

2014-2016 Performance Period

For performance awards granted in 2014 for the 2014-2016 performance period (the “2014 awards”) to all of our Named Executive Officers other than Mr. Gordon, the Committee adjusted the terms of our performance units such that only a cumulative three-year performance metric is used rather than an annual metric followed by a cumulative three-year performance metric if any of the units did not vest under the annual metrics. Specifically, 25% of the award eligible for performance vesting at the end of the three-year period will be based on a cumulative TSR goal and 75% of the award eligible for performance vesting at the end of the three-year period will be based on a cumulative EPS goal.

Mr. Gordon was granted a performance award in 2014 upon becoming our President and Chief Executive Officer on October 6, 2014. In setting the parameters of Mr. Gordon’s 2014 performance award, the Committee considered, among other things, the fact that Mr. Gordon’s role as interim Chief Executive Officer did not commence until midway through the second quarter of 2014 and his role as President and Chief Executive Officer did not commence until the fourth quarter of 2014. As a result, the Committee believes Mr. Gordon’s performance award should be based on performance during his time as President and Chief Executive Officer since his ability to influence the Company’s performance in 2014 was materially limited. However, the Committee believed it was important for Mr. Gordon’s performance award to have the same performance metrics as the other Named Executive Officers. As a result, Mr. Gordon’s 2014 performance unit grant is eligible to vest on December 31, 2016 (in line with our other Named Executive Officers), with 25% of his award eligible for performance vesting based on a TSR goal from October 8, 2014 to December 31, 2016 and 75% of his award eligible for performance vesting based on a cumulative EPS goal for 2015 and 2016. The Committee intends for the performance metrics and goals applicable to Mr. Gordon in the future to be the same as those applicable to the other Named Executive Officers.

The following table generally illustrates the three-year (or shorter in the case of Mr. Gordon) performance goals and vesting for the 2014 awards:

TSR Performance Goal
Threshold	Target	Maximum
Percentile of Company TSR vs. Comparator Group (12.5% of Target Performance Units Vest)	Percentile of Company TSR vs. Comparator Group (25% of Target Performance Units Vest)	Percentile of Company TSR vs. Comparator Group (50% of Target Performance Units Vest)

EPS Performance Goal
Threshold	Target	Maximum
85% of EPS Target (37.5% of Target Performance Units Vest)	100% of EPS Target (75% of Target Performance Units Vest)	125% of EPS Target (150% of Target Performance Units Vest)

Performance results that fall between the threshold, target and maximum goals are calculated from those points on a straight-line sliding scale to determine the actual performance unit award for the executive.

Employees who receive performance units shall have no rights as stockholders with respect to such performance units until the performance units vest, although the awards are subject to adjustment due to stock dividends, split-ups, mergers, etc.

In 2014, as part of the annual compensation program offered to the Named Executive Officers, the Committee awarded performance units as follows:

Performance Units Awarded

Named Executive Officer*	Threshold (#)	Target (#)	Maximum (#)	Target Award Date Value ($)

Charles R. Gordon	20,541	41,082	82,164	$750,000
David A. Martin	6,712	13,424	26,848	325,000
David F. Morris	6,712	13,424	26,848	325,000
Laura M. Villa	2,324	4,647	9,294	112,500
Kenneth L. Young	1,033	2,065	4,130	50,000

*

Mr. Burgess was granted 30,979 performance units at target on March 25, 2014. However, due to Mr. Burgess’ resignation on May 3, 2014, all performance units granted to him in 2014 were forfeited. Mr. Clarke was granted 13,424 performance units at target on March 25, 2014. However, due to Mr. Clarke’s resignation on July 25, 2014, all performance units granted to him in 2014 were forfeited.

For all Named Executive Officers other than Mr. Gordon, the target number of performance units awarded was calculated by dividing the target award date value of each Named Executive Officer’s respective award by $24.21, the closing price of our common stock on the Nasdaq Global Select Market on March 25, 2014, the date of the award. For Mr. Gordon, the target number of performance units awarded was calculated by dividing the target award date value by $18.2563, which was the greater of (i) the closing price of the our common stock on the Nasdaq Global Select Market on October 8, 2014 and (ii) the average of the closing price on the Nasdaq Global Select Market of our common stock for the 60 consecutive trading days commencing on October 8, 2014. The Committee determined that the number of performance units awarded to Mr. Gordon should be based on the method described above due to the Company announcing the Restructuring on October 6, 2014. The Committee felt that the method above would help ensure that Mr. Gordon did not benefit in the event that the Restructuring had a negative impact on the Company’s stock price.

For all Named Executive Officers, threshold award levels are one-half of the target award levels and maximum award levels are two times the target award levels.

Restricted Stock. In 2014, the granting of shares of time-based restricted stock or time-based restricted stock units (collectively, “restricted stock”) was specifically targeted toward the retention of our executives and key employees. Grants of restricted stock have enabled us to attract and retain key employees by encouraging their ownership in our common stock. The award of restricted stock is also designed to assist executives in satisfying our Company’s ownership guidelines with respect to our common stock. The number of shares of restricted stock awarded to an executive is based on the target dollar value of the amount of such executive’s long-term incentive compensation allocated to restricted stock (i.e., 50% for all of our Named Executive Officers other than Mr. Burgess and 25% for Mr. Burgess). That target dollar value is translated into a number of shares of restricted stock based on the fair value of the award, which is determined to be the closing price of our common stock on the Nasdaq Global Select Market on the date of the award.

In 2014, restricted stock awarded to our executive officers and all key employees contained a three-year service restriction. The entire restricted stock award remains subject to forfeiture until the third anniversary of the award. Upon the third anniversary of the award, the service restriction lifts, provided the recipient was an employee of our Company or any majority owned subsidiary from the date of grant until the third anniversary of such date. As set forth in more detail below, there are certain instances in which time-based service restrictions will lapse prior to the third anniversary. The restricted stock will vest immediately upon the occurrence of the recipient’s death, termination of employment as a result of disability or upon a change in control of our Company followed by an impermissible termination of employment. In addition, if we terminate a recipient’s employment without cause, the time-based service restrictions will lapse and, provided the restricted stock was awarded more than 18 months prior to termination of employment, such restricted stock will vest as to a percentage of the award determined by dividing the number of whole months of the recipient’s employment beginning on the date of grant by 36. If a recipient retires from our Company after: (i) the age of 55 and with at least 10 years of full-time service; (ii) after age 60 with at least 5 years of full-time service; or (iii) the age of 65 with no minimum full-time service requirement, the time-based service restrictions will lapse and the restricted stock will vest as to a percentage of the grant determined by dividing the number of months of his or her employment since the date of the award by 36. If a recipient is terminated for cause or voluntarily terminates his employment prior to the third anniversary of the date of award, the entire restricted award is forfeited regardless of when the termination of employment occurs in the three-year service period. The Committee believes that allowing for the lapse of time-based service restrictions prior to the third anniversary of the award is appropriate in the instances set forth above as such instances are largely life events outside of the control of the participants and, as such, do not conflict with the retention goals provided with the three-year service requirement.

In 2014, the Committee awarded restricted stock to all Named Executive Officers as follows:

Restricted Stock Awarded

Named Executive Officer*	Restricted Stock Awarded (#)	Target Award Date Value ($)
Charles R. Gordon	41,082	$750,000
David A. Martin	13,424	325,000
David F. Morris	13,424	325,000
Laura M. Villa	4,647	112,500
Kenneth L. Young	2,065	50,000

*

Mr. Burgess was granted 15,489 shares of restricted stock on March 25, 2014. However, due to Mr. Burgess’ resignation on May 3, 2014, all shares of restricted stock granted to him in 2014 were forfeited. Mr. Clarke was granted 13,424 shares of restricted stock on March 25, 2014. However, due to Mr. Clarke’s resignation on July 25, 2014, all shares of restricted stock granted to him in 2014 were forfeited.

All the above grants were made on March 25, 2014 other than the grant to Mr. Gordon, which was made on October 8, 2014. For all Named Executive Officers other than Mr. Gordon, the number of shares of restricted stock awarded was calculated by dividing the target award date value of each Named Executive Officer’s respective award by $24.21, the closing price of our common stock on the Nasdaq Global Select Market on March 25, 2014, the date of the award. For Mr. Gordon, the number of shares of restricted stock awarded was calculated by dividing the target award date value by $18.2563, which was the greater of (i) the closing price of the our common stock on the Nasdaq Global Select Market on October 8, 2014 and (ii) the average of the closing price on the Nasdaq Global Select Market of our common stock for the 60 consecutive trading days commencing on October 8, 2014. The Committee determined that the number of shares of restricted stock awarded to Mr. Gordon should be based on the method described above due to the Company announcing the Restructuring on October 6, 2014. The Committee felt that the method above would help ensure that Mr. Gordon did not benefit in the event that the Restructuring had a negative impact on the Company’s stock price.

Additionally, upon being appointed our President and Chief Executive Officer on October 6, 2014, Mr. Gordon was awarded on October 8, 2014 an inducement grant of 76,686 shares of restricted stock with a grant date value of $1.4 million, subject to a five-year service restriction. The number of shares of restricted stock awarded was calculated by dividing the target award date value by $18.2563, which was the greater of (i) the closing price of the our common stock on the Nasdaq Global Select Market on October 8, 2014 and (ii) the average of the closing price on the Nasdaq Global Select Market of our common stock for the 60 consecutive trading days commencing on October 8, 2014.

Stock Options. Historically, the Company has at times granted some portion of the long-term equity incentives in stock options. In 2014, each Named Executive Officer was given the opportunity to elect that up to 25% of his or her long-term incentive compensation be in the form of stock options, which election would reduce the percentage of his or her long-term incentive compensation that would have otherwise been allocated to time-based restricted stock (i.e., 50%). None of our Named Executive Officers elected to receive stock options other than Mr. Burgess, who elected to have the full 25% of his long-term incentive compensation in the form of stock options, such that Mr. Burgess received the following mix of long-term incentive compensation: 50% performance-based stock units, 25% time-based restricted stock and 25% stock options. Consequently, Mr. Burgess was granted 33,274 options with a grant date value of $375,000.

This stock option had a binomial stock option value of $11.27 per share. The exercise price of the option was $24.21, the closing price of our common stock on The Nasdaq Global Select Market on March 25, 2014, which was the date of grant. This option was set to vest in one-third increments beginning on the first anniversary of the date of grant and was to be exercisable after vesting for a period ending on the seventh anniversary of the grant date. However, as a result of Mr. Burgess’ resignation on May 3, 2014, all options granted to him in 2014 were forfeited.

Stock options, by their nature, reward the employee for the appreciation of the Company’s stock price. The time vesting attribute of our stock options is also important to retention and the Company’s emphasis on long-term stockholder returns.

The award of stock options represents the high-risk and potential high-return component of our long-term incentive compensation philosophy, as the realizable value of a stock option can fall to zero if the price of our common stock is lower than the exercise price when the option expires. The number of stock options is based primarily on the target dollar value of the amount of long-term incentive compensation to be allocated to stock options. That target dollar value is translated into a number of shares based on the estimated economic value of the award, as determined using a binomial valuation. This valuation is based on, among other things, the Company’s then-current stock price, the relative volatility of the Company’s common stock, the Company’s dividend yield, the expected term of the option and the risk-free return rate. The exercise price of stock options is equal to the fair market value of a share of our common stock on the date of grant. The stock option granted to Mr. Burgess was granted as an incentive stock option to the extent allowed under Section 422 of the Internal Revenue Code with the balance of such option awarded as a non-qualified stock option.

Accelerated vesting of equity awards only occurs upon a change in control coupled with a subsequent termination of employment without “cause” (as defined in the award agreement) or for “good reason” (as defined in the award agreement).

We do not back-date or re-price stock options nor do we grant stock options or other equity awards retroactively. All options are granted with an exercise price equal to the closing price of our common stock on The Nasdaq Global Select Market on the date of grant.

Other Benefits: Supplemental Benefits for Certain Executives. In order to provide a competitively attractive package to secure and retain executives, we supplement our standard benefit packages offered to all employees with the executive benefits listed below. The executives’ benefits packages are designed to assist the executives in providing for their own financial security in a manner that recognizes individual needs and preferences.

Deferred Compensation Plan. Executives may choose to defer up to specified maximum amounts of compensation by contributing those amounts to our nonqualified deferred compensation plan for key employees. For 2014, the plan has been amended to allow for base salary deferral up to 75% of base salary, and bonus deferral of up to 100% of bonus amounts. Under the plan, we will match contributions equal to the first 3% of compensation at a 100% rate, and contributions equal to the next 2% of compensation at a 50% rate, when aggregated with any matching contributions made under our 401(k) Profit Sharing Plan (Company-matching payments were limited to a maximum aggregate amount of $10,400 per employee for 2014). Deferred account balances in the nonqualified deferred compensation plan are adjusted to match the performance of participant-selected indices, which mirror fund choices available under our 401(k) Profit Sharing Plan.

Account balances will accrue for each participant based on the amount of the participant’s deferrals into his or her account, the Company’s matching payments, if any, and the investment performance of his or her selected indices. Participants are at all times 100% vested in their deferrals, Company-matching payments and investment earnings. Participants generally will be paid their account balances after termination of their employment with our Company or on such other distribution date as they may elect. For our Named Executive Officers, however, no payments may be made from his or her account balance until the date that is six months following the date of termination of the Named Executive Officer’s employment.

During 2014, Messrs. Burgess and Martin deferred $11,460 and $14,280 of their compensation, respectively, under our nonqualified deferred compensation plan. We credited an additional $1,650 in Company-matching payments to Mr. Martin’s account in 2014. No Company-matching payments were made under the plan to Mr. Burgess’ account during 2014.

Executive Disability Insurance. In 2011, the Committee approved a supplemental policy for executives of the Company pursuant to which the maximum monthly benefit under long-term disability is increased from $12,500 to 60% of the executive’s monthly cash compensation, inclusive of target annual incentive compensation.

Other Benefits. While we provide all employees with life insurance benefits in an amount equal to two times the employee’s salary up to $500,000, we provide our Chief Executive Officer with $1.0 million in life insurance benefits. In addition, in 2014, we provided to Mr. Burgess $4,145 for annual club fees. We do not provide Mr. Gordon any club membership.

In 2014, we also paid for physical exams for certain of our Named Executive Officers in the amounts of $2,044, $2,038 and $1,985 for Messrs. Morris and Martin and Ms. Villa, respectively.

Mr. Gordon’s Service.

Mr. Gordon served on our Board as a non-employee director from January 1, 2014 until he was appointed interim Chief Executive Officer on May 3, 2014. For his Board service during this time period, we paid Mr. Gordon $40,500 as a cash retainer. We also granted Mr. Gordon 4,257 deferred stock units on April 23, 2014 as part of the annual equity award to non-employee directors. The grant of deferred stock units to Mr. Gordon had a grant date value of $102,000.

Mr. Gordon was appointed interim Chief Executive Officer on May 3, 2014 and served in that role until his appointment as Chief Executive Officer on October 6, 2014. While serving as interim Chief Executive Officer, Mr. Gordon was compensated as an independent contractor at a rate of $50,000 per month, which totaled $258,065. Mr. Gordon was also reimbursed for air travel expenses between his home in Pittsburgh, Pennsylvania ($16,504) and St. Louis, Missouri as well as housing ($6,058), vehicle rentals ($3,342) and meals ($2,060) while in St. Louis (to the extent not reimbursable business expenses). Finally, Mr. Gordon was reimbursed for medical insurance premiums in an amount of $7,449.

Upon becoming our President and Chief Executive Officer on October 6, 2014, Mr. Gordon received a $100,000 cash inducement bonus, in addition to the $1.4 million inducement grant of restricted stock discussed above. Further, pursuant to his employment letter dated October 6, 2014, for a period of four months from October 6, 2014, Mr. Gordon is entitled to reimbursement for certain expenses incurred in commuting between his home in Pittsburgh, Pennsylvania and our corporate headquarters in St. Louis, Missouri (to the extent not reimbursable business expenses). Accordingly, Mr. Gordon was reimbursed for air travel ($6,195), housing ($5,065), vehicle rentals ($1,915) and meals ($1,074) between October 6, 2014 and December 31, 2014.

Compensation Related Policies

Underpinning our executive compensation philosophy are certain policies relating to compensation and equity ownership.

Policies Relating to Compensation

Section 162(m) Performance-Based Compensation. We generally structure incentive compensation to be deductible under Section 162(m) of the Internal Revenue Code. However, we reserve the right to grant or pay amounts that are not deductible. For example, the Committee has granted incentive stock options, which generally do not result in deductible compensation at the time of exercise, and has made time-vested restricted stock and restricted stock unit grants, which may not qualify as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code.

Policy on Recoupment of Incentive Compensation. Our Board of Directors has adopted a policy on recoupment of incentive compensation providing that if during any fiscal year there occurs a material misstatement or omission of financial information in our financial statements, our Board or the Committee may, in its discretion, recoup or cancel all or part of the incentive compensation provided to responsible executive officer or key employee. For the purposes of the policy, incentive compensation includes any bonus, incentive payment, equity award or other compensation, including the amount of any annual salary increase or any gains realized on the exercise of stock options or sale of shares of our common stock received as incentive compensation. In addition to the recoupment of incentive compensation, our Board or the Committee may take such other actions as it deems necessary or appropriate to address the events that gave rise to the material misstatement or omission and to prevent its recurrence. Such actions may include, to the extent permitted by applicable law:

•	adjusting the future compensation of the executive officer or key employee;

•	terminating the employment of the executive officer or key employee; and

•	pursuing other legal remedies against the executive officer or key employee.

Each executive officer or key employee who receives incentive compensation pursuant to any of our incentive compensation plans is required to acknowledge in writing his or her agreement with the policy and understanding that any incentive compensation made to him or her is conditioned upon and subject to the policy.

We believe that by providing the Company with the appropriate power to recover incentive compensation paid to an executive officer, the Company demonstrates its commitment to strong corporate governance. This recoupment policy is in addition to any policies or recovery rights that are provided under applicable laws, including the Sarbanes-Oxley Act and the Dodd-Frank Act.

Policies Relating to Equity

In light of the significant portion of our executive compensation program that consists of equity-based compensation, we have adopted certain policies that help encourage stock ownership by our executives as well as protect the advantages, and mitigate against the risk, of equity holdings by our executives.

Stock Ownership Policy with Respect to Named Executive Officers. We have a policy with respect to the required stock ownership levels of certain highly compensated key employees, including our Named Executive Officers. The purpose of this policy is to ensure that the required stock ownership of these employees is commensurate with his or her duties and responsibilities, as measured on an annual basis. Under the policy, each of our Named Executive Officers is required to beneficially own, by no later than the third anniversary of the date he or she became subject to the policy (and to retain thereafter, until he or she is no longer subject to the policy), a minimum number of shares of our common stock that is equal in value to a multiple of his or her annual base salary. The minimum share ownership amount is recalculated annually as of January 1 based on the Named Executive Officer’s current annual base salary as of December 31 of the immediately preceding year. The following forms of equity interest count towards the achievement of the required stock ownership: (i) shares of common stock purchased on the open market; (ii) shares of common stock owned jointly with or separately by spouses and/or children; (iii) shares of common stock purchased through our employee stock purchase program; (iv) shares of stock acquired upon stock option exercises; and (v) shares of restricted common stock or restricted stock units (but not performance stock units).

The minimum number of shares is determined by dividing the base salary multiple by the average of the closing price of our common stock for the ten trading days prior to the applicable valuation date. The multiplier used in calculating the base salary multiple is assigned to each Named Executive Officer based on his or her responsibilities and duties and ranges from one to three times the Named Executive Officer’s annual base salary. As of January 1, 2015, the required share ownership of each of our Named Executive Officers was as follows:

Named Executive Officer	Date Subject to Policy	Salary at December 31, 2014	Salary Multiplier	10-Day Average Closing Price	Required Share Ownership as of January 1, 2015	Actual Share Ownership as of January 1, 2015
Charles R. Gordon	October 6, 2014	$625,000	3x	$18.11	103,534	150,659
David A. Martin	August 13, 2007	357,000	2x	18.11	39,426	71,921
David F. Morris	July 25, 2006	377,000	2x	18.11	41,634	102,768
Laura M. Villa	February 22, 2012	230,000	1x	18.11	12,700	9,890
Kenneth L. Young	April 13, 2009	230,000	1x	18.11	12,700	7,534

To date, each of the Named Executive Officers has fulfilled the stock ownership requirements of this policy except for Ms. Villa and Mr. Young. Ms. Villa was required to be in compliance by February 16, 2015 and Mr. Young was required to be in compliance by April 13, 2012. Ms. Villa’s and Mr. Young’s non-compliance is in large part due to the forfeiture of restricted stock in past years as a result of performance requirements not being met. In light of Ms. Villa’s and Mr. Young’s non-compliance, each will not be permitted to dispose of shares of the Company’s stock until they are in compliance, other than the surrender or sale of shares to cover tax withholding from the vesting of restricted stock.

Anti-Hedging Policy. In February 2012, our Board of Directors adopted an anti-hedging policy that prohibits officers, directors and employees from entering into hedging or monetization transactions involving our common stock. Prohibited transactions include, without limitation, zero-cost collars, forward sale contracts, purchase or sale of options, puts, calls, margin accounts, or other derivatives that are directly linked to our Company’s stock or transactions involving short sales of the Company’s stock. The Board adopted this policy to require officers, directors and employees to continue to own Company stock with the full risks and rewards of ownership, thereby ensuring continued alignment of their objectives with the Company’s other stockholders.

Anti-Pledging Policy. In February 2013, our Board of Directors adopted an anti-pledging policy that prohibits any officer or director from pledging a significant amount of our common stock owned by such director or officer. The Board adopted this policy in order to avoid, among other things, any detrimental impact on stockholders that could result from a significant amount (i.e., more than 1% of our total outstanding shares or more than 50% of the shares of our common stock beneficially owned by a particular individual) of stock pledged by executives. One executive officer has pledged shares of our common stock, as described in more detail in the footnotes of the table set forth under the heading “Information Concerning Certain Stockholders” beginning on page 60 below. The existing pledge is in compliance with the terms of our anti-pledging policy.

COMPENSATION COMMITTEE REPORT

The responsibilities of our Compensation Committee are provided in its charter, which has been approved by our Board of Directors.

In fulfilling its oversight responsibilities with respect to the Compensation Discussion and Analysis included in this Report, the Compensation Committee, among other things, has:

•	reviewed and discussed the Compensation Discussion and Analysis with management, and

•	in reliance on such review and discussions, approved the inclusion of such Compensation Discussion and Analysis in this Proxy Statement.

SUBMITTED BY THE COMPENSATION COMMITTEE

Juanita H. Hinshaw, Chair     Christopher B. Curtis

Stephanie A. Cuskley    Phillip D. Wright

Notwithstanding anything set forth in any of our previous filings under the Securities Act of 1933, as amended,

or the Securities Exchange Act of 1934, as amended, that might incorporate future filings,

including this Proxy Statement, in whole or in part, the preceding report shall not be deemed incorporated by reference in any such filings.

* * *

COMPENSATION IN LAST FISCAL YEAR

Summary Compensation Table

The following table sets forth information concerning compensation earned for the fiscal years ended December 31, 2014, 2013 and 2012, if applicable, for: (i) all persons who served as our principal executive officer or principal financial officer during 2014; (ii) the three other most highly compensated executive officers of our Company who were serving as executive officers of the Company at December 31, 2014; and (iii) up to two individuals that would have been among the Company’s three most highly compensated executive officers but for the fact that they were not serving as an executive officer of the Company at December 31, 2014 (collectively, the “Named Executive Officers”):

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)		Stock Awards ($)(2)(3)		Option Awards ($)(3)(4)	Non-Equity Incentive Plan Compensation ($)(1)(5)	All Other Compensation ($)(6)	Total ($)
Charles R. Gordon (7)	2014	$156,250	$100,000	(8)	$3,002,000	(9)	—	$208,048	$351,175	$3,817,473
Chief Executive Officer	—	—	—		—		—	—	—	—
and President	—	—	—		—		—	—	—	—
David A. Martin	2014	$357,000	—		$650,000	(9)	—	$107,100	$17,604	$1,131,704
Executive Vice President	2013	357,000	—		1,221,200	(10)	—	—	15,366	1,593,566
and Chief Financial Officer	2012	324,450	—		525,000	(11)	$325,000	200,000	15,166	1,389,616
David F. Morris	2014	$377,000	—		$650,000	(9)	—	$113,100	$18,591	$1,158,691
Executive Vice President,	2013	377,000	—		1,253,200	(10)	—	—	16,347	1,646,547
General Counsel and Chief Admin. Officer	2012	355,350	—		525,000	(11)	$325,000	200,000	16,147	1,421,497
Laura M. Villa (12)	2014	$230,000	—		$225,000	(9)	—	$57,500	$13,312	$525,812
Senior Vice President - Human	2013	230,000	—		325,000	(10)	—	—	11,127	566,127
Resources	2012	183,607	—		75,000	(11)	$75,000	75,000	46,834	455,441
Kenneth L. Young	2014	$230,000	—		$100,000	(9)	—	$46,000	$12,390	$388,390
Senior Vice President	—	—	—		—		—	—	—	—
and Treasurer	—	—	—		—		—	—	—	—
J. Joseph Burgess (13)	2014	$246,830	—		$1,125,000	(9)	$375,000	—	$20,094	$1,766,924
Former Chief Executive	2013	687,600	—		2,500,200	(10)	375,000	—	39,313	3,602,113
Officer and President	2012	587,600	—		1,250,000	(11)	750,000	$500,000	30,618	3,118,218
Brian J. Clarke (14)	2014	$215,909	—		$650,000	(9)	—	—	$12,453	$878,362
Former Senior Vice	2013	373,000	—		1,246,800	(10)	—	—	16,743	1,636,543
President – Business Integration	2012	351,900	—		460,000	(11)	$325,000	$200,000	13,581	1,350,481

(1)

Includes amounts earned but deferred at the election of the executive officer under our 401(k) Profit Sharing Plan and our nonqualified deferred compensation plan. On May 3, 2014, Mr. Burgess resigned as President and Chief Executive Officer of Aegion, and effective May 3, 2014, Mr. Gordon was appointed as interim Chief Executive Officer, a role he filled until October 6, 2014 when he was appointed President and Chief Executive Officer. On July 25, 2014, Mr. Clarke resigned as Senior Vice President – Business Integration. The 2014 annualized base salaries for Messrs. Gordon, Burgess and Clarke were $625,000, $687,600 and $373,000, respectively.

(2)

Represents the aggregate grant date fair value of the award computed in accordance with FASB ASC Topic 718. For a discussion regarding the valuation of our stock awards for financial statement reporting purposes, please refer to Note 8, “Equity-Based Compensation,” in the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K filed on March 2, 2015.

(3)	Stock Awards and Option Awards: These amounts do not necessarily reflect the actual economic value realized by Named Executive Officers.

(4)

Represents the aggregate grant date fair value of the award computed in accordance with FASB ASC Topic 718. For a discussion regarding the valuation of our option awards for financial statement reporting purposes, please refer to Note 8, “Equity-Based Compensation,” in the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K filed on March 2, 2015. Due to Mr. Burgess’ resignation, all options granted to him in 2014 were forfeited.

(5)

The 2014 amounts represent bonuses awarded under our Management Annual Incentive Plan. For 2013, no bonuses were awarded under our Management Annual Incentive Plan. The 2012 amounts represent bonuses awarded under our Management Annual Incentive Plan. No payments under our Executive Performance Plan were made in 2013 in connection with long-term incentive cash awards for the performance period of January 1, 2011 through December 31, 2013 because the targets were not met. Further, no payments under our Executive Performance Plan were made in 2012 in connection with long-term incentive cash awards for the performance period of January 1, 2010 through December 31, 2012 because the targets were not met.

(6)

For Mr. Gordon, includes the following: (a) prior to becoming our interim Chief Executive Officer, $40,500 paid in non-employee director fees; (b) for the period of time while serving as our interim Chief Executive Officer, $258,065 paid in consulting fees and reimbursement for $16,504 in travel expenses, $6,058 in temporary housing expenses, $3,342 in vehicle rental expenses, $2,060 in meal expenses and $7,449 in COBRA payments; and (c) after becoming President and Chief Executive Officer on October 6, 2014 (and becoming an employee of the Company), $2,948 in term life insurance premiums and reimbursement for $6,195 in air travel expenses, $5,065 in temporary housing expenses, $1,915 in vehicle rental expenses and $1,074 in meal expenses. For all other Named Executive Officers, represents the following amounts paid or accrued in 2014: Mr. Martin, $10,400 in employer-matching payments under our 401(k) Profit Sharing Plan and nonqualified deferred compensation plan, $2,038 for a physical exam, $960 in term life insurance premiums and $4,206 in executive disability insurance premiums; Mr. Morris, $10,400 in employer-matching payments under our 401(k) Profit Sharing Plan, $960 in term life insurance premiums, $2,044 for a physical exam and $5,187 in executive disability insurance premiums; Ms. Villa, $9,200 in employee-matching payments under our 401(k) Profit Sharing Plan, $883 in term life insurance premiums, $1,985 for a physical exam and $1,244 in executive disability insurance premiums; Mr. Young, $9,200 in employer-matching payments under our 401(k) Profit Sharing Plan, $883 in term life insurance premiums and $2,307 in executive disability insurance premiums; Mr. Burgess, $8,710 in employer-matching payments under our 401(k) Profit Sharing Plan, $4,913 in term life insurance premiums, $2,326 in executive disability insurance premiums and $4,145 in club fees; and Mr. Clarke, $8,636 in employer-matching payments under our 401(k) Profit Sharing Plan, $560 in term life insurance premiums and $3,257 in executive disability insurance premiums.

(7)	Effective May 3, 2014, Mr. Gordon was appointed as interim Chief Executive Officer, a role he filled until October 6, 2014 when he was appointed President and Chief Executive Officer.

(8)	In connection with the commencement of Mr. Gordon’s employment with the Company on October 6, 2014, he received a cash inducement bonus of $100,000.

(9)

Includes the grant date fair value of performance units awarded in 2014 assuming the target level of performance conditions is achieved, which is equal to $750,000 for Mr. Gordon, $325,000 for each of Messrs. Martin, Morris and Clarke, $112,500 for Ms. Villa, $50,000 for Mr. Young and $750,000 for Mr. Burgess. If the highest level of performance conditions is achieved with regard to the annual performance units granted in 2014, the aggregate grant date fair value of such awards would be $1,500,000 for Messrs. Gordon and Burgess, $650,000 for each of Messrs. Martin, Morris and Clarke, $250,000 for Ms. Villa and $100,000 for Mr. Young. Also includes the grant date fair value of the annual awards of restricted stock granted in 2014, which awards are subject to forfeiture if the Named Executive Officer’s employment terminates prior to the end of the three-year service period. Due to the resignation of Mr. Burgess and Mr. Clarke, the annual award of performance units and restricted stock granted to each of them in 2014 was forfeited. Finally, with respect to Mr. Gordon, includes an inducement award of 76,686 shares of performance-based restricted stock granted on October 6, 2014 with a grant date fair value of $1,400,000 in connection with Mr. Gordon being appointed President and Chief Executive Officer of the Company and an award of deferred stock units with an aggregate grant date fair value of $102,000 for Mr. Gordon’s service as a non-employee director prior to being appointed President and Chief Executive Officer.

(10)

Includes the grant date fair value of performance units awarded in 2013 assuming the target level of performance conditions is achieved, which is equal to $750,000 for Mr. Burgess, $325,000 for each of Messrs. Martin, Morris and Clarke and $112,500 for Ms. Villa. If the highest level of performance conditions is achieved with regard to the annual performance units granted in 2013, the aggregate grant date fair value of such awards would be $1,500,000 for Mr. Burgess, $650,000 for each of Messrs. Martin, Morris and Clarke and $250,000 for Ms. Villa. The Company did not achieve the performance target in 2013 or 2014 with respect to this award of performance units and, therefore, none of these performance units vested based on 2013 financial performance or 2014 financial performance. Also includes the grant date fair value of the annual awards of restricted stock granted in 2013, which awards are subject to forfeiture if the Named Executive Officer’s employment terminates prior to the end of the three-year service period. Due to the resignation of Mr. Burgess and Mr. Clarke, the annual award of performance units and restricted stock granted to each of them in 2013 was forfeited. Finally, includes the grant date fair value of the supplemental awards of restricted stock granted in 2013, which awards were subject to a one-year performance requirement and a seven year service restriction. The supplemental awards of performance-based restricted stock were forfeited as of December 31, 2013 as a result of the Company’s failure to achieve the one-year performance requirement.

(11)

Represents the grant date fair value of the annual performance units and the supplemental performance units granted in 2012 assuming the target level of performance conditions is achieved, the vesting of both of which is subject to the attainment of financial performance targets. If the highest level of performance conditions is achieved with regard to the annual performance units and supplemental performance units granted in 2012, the aggregate grant date fair value of such awards was as follows: Mr. Burgess, $2,500,000; Messrs. Martin and Morris, $1,050,000; Ms. Villa, $150,000; and Mr. Clarke, $920,000. For 2014, the Company did not achieve the 2014 performance targets, as such no shares vested based on 2014 performance. Further, the company did not achieve the 2012-2014 cumulative performance targets, as such none of the shares have vested and all of the shares have been forfeited.

(12)

Ms. Villa joined our Company on February 22, 2012 after having worked as an independent contractor to the Company. The amounts included in Ms. Villa’s compensation totals for 2012 include all compensation paid to her by the Company during 2012, including compensation paid to Ms. Villa as an independent contractor.

(13)	On May 3, 2014, Mr. Burgess resigned as President and Chief Executive Officer of Aegion.

(14)	On July 25, 2014, Mr. Clarke resigned as Senior Vice President – Business Integration of Aegion.

Grants of Plan-Based Awards

The following table sets forth information concerning grants of plan-based awards for the fiscal year ended December 31, 2014 for our Named Executive Officers:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units (#)	Options (#)	Awards ($/Sh)	Awards ($)(1)

Charles R. Gordon	10/08/2014(2)	-	-	-	-	41,082	-	-	-	-	$750,000
	10/08/2014(3)	-	-	-	20,541	41,082	82,164	-	-	-	750,000
	10/08/2014(4)	-	-	-	-	76,686	-	-	-	-	1,400,000

David A. Martin	03/25/2014(5)	-	-	-	-	13,424	-	-	-	-	325,000
	03/25/2014(6)	-	-	-	6,712	13,424	26,848	-	-	-	325,000

David F. Morris	03/25/2014(5)	-	-	-	-	13,424	-	-	-	-	325,000
	03/25/2014(6)	-	-	-	6,712	13,424	26,848	-	-	-	325,000

Laura M. Villa	03/25/2014(5)	-	-	-	-	4,647	-	-	-	-	112,500
	03/25/2014(6)	-	-	-	2,324	4,647	9,294	-	-	-	112.500

Kenneth L. Young	03/25/2014(5)	-	-	-	-	2,065	-	-	-	-	50,000
	03/25/2014(6)	-	-	-	1,033	2,065	4,130	-	-	-	50,000

J. Joseph Burgess (8)	03/25/2014(5)	-	-	-	-	15,489	-	-	-	-	375,000
	03/25/2014(6)	-	-	-	15,489	30,978	61,956	-	-	-	750,000
	03/25/2014(7)	-	-	-	-	-	-	-	33,274	$24.21	375,000

Brian J. Clarke (9)	03/25/2014(5)	-	-	-	-	13,424	-	-	-	-	325,000
	03/25/2014(6)	-	-	-	6,712	13,424	26,848	-	-	-	325,000

(1)

Represents the grant date fair value (computed in accordance with FASB ASC Topic 718) of $18.2563 per share for the performance units and time-based restricted stock granted on October 8, 2014 to Mr. Gordon, $24.21 per share for the performance units and time-based restricted stock granted on March 25, 2014 to Messrs. Martin, Morris, Young, Burgess and Clarke and Ms. Villa, and $11.27 per share for the stock options granted to Mr. Burgess on March 25, 2014. Please refer to Note 8, “Equity-Based Compensation,” in the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K filed on March 2, 2015 for a discussion regarding the valuation of our stock and option awards.

(2)	Represents the number of shares of time-based restricted stock awarded on October 8, 2014.

(3)	Represents the number of performance units awarded on October 8, 2014.

(4)

Represents an inducement award of 76,686 shares of time-based restricted stock awarded on October 8, 2014 in connection with Mr. Gordon being appointed President and Chief Executive Officer of the Company.

(5)	Represents the number of shares of time-based restricted stock awarded on March 25, 2014.

(6)	Represents number of performance units awarded on March 25, 2014.

(7)	Represents number of stock options awarded on March 25, 2014.

(8)	Due to Mr. Burgess’ resignation, all awards granted to him in 2014 were forfeited.

(9)	Due to Mr. Clarke’s resignation, all awards granted to him in 2014 were forfeited.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information concerning outstanding equity awards, as of the fiscal year ended December 31, 2014, held by our Named Executive Officers:

	Option Awards					Stock Awards
Name (1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)(3)	Market Value of Shares or Units of Stock that Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested ($)(6)

Charles R. Gordon	—	—	—	—	—	117,768	$2,191,662	—	—
	—	—	—	—	—	—	—	20,541	$382,268

David A. Martin	47,710	—	—	12.97	1/29/15	—	—	—	—
	49,153	—	—	12.84	3/2/16	—	—	—	—
	30,776	—	—	22.87	2/24/17	—	—	—	—
	28,239	—	—	26.60	1/21/18	—	—	—	—
	26,442	13,221	—	18.11	2/21/19	—	—	—	—
	—	—	—	—	—	26,367	490,690	—	—
	—	—	—	—	—	—	—	27,679	515,106

David F. Morris	52,481	—	—	12.97	1/29/15	—	—	—	—
	55,085	—	—	12.84	3/2/16	—	—	—	—
	30,776	—	—	22.87	2/24/17	—	—	—	—
	28,239	—	—	26.60	1/21/18	—	—	—	—
	26,442	13,221	—	18.11	2/21/19	—	—	—	—
	—	—	—	—	—	26,367	490,690	—	—
	—	—	—	—	—	—	—	27,679	515,106

Laura M. Villa	6,102	3,051	—	18.11	2/21/19	—	—	—	—
	—	—	—	—	—	9,127	169,853	—	—
	—	—	—	—	—	—	—	6,634	123,459

Kenneth L. Young	4,261	—	—	22.87	2/24/17	—	—	—	—
	3,910	—	—	26.60	1/21/18	—	—	—	—
	3,661	1,831	—	18.11	2/21/19	—	—	—	—
	—	—	—	—	—	4,056	75,482	—	—
	—	—	—	—	—	—	—	3,851	71,667

(1)

Due to Mr. Burgess’ resignation on May 3, 2014, all of his outstanding equity awards (other than vested stock options) were forfeited and cancelled. Mr. Burgess had the option to exercise within 90 days of his resignation any vested stock options. Due to Mr. Clarke’s resignation on July 25, 2014, all of his outstanding equity awards (other than vested stock options) were forfeited and cancelled. Mr. Clarke had the option to exercise within 90 days of his resignation any vested stock options.

(2)	The options become exercisable in three equal annual installments beginning on February 21, 2013 for options with an exercise price of $18.11 and an option expiration date of February 21, 2019.

(3)

Represents the number of shares of restricted stock or restricted stock units awarded and outstanding at fiscal year-end as follows: Mr. Gordon, 117,768 shares of restricted stock awarded on October 8, 2014; Mr. Martin, 13,424 shares of restricted stock awarded on March 25, 2014 and 12,943 shares of restricted stock awarded on March 7, 2013; Mr. Morris, 13,424 shares of restricted stock awarded on March 25, 2014 and 12,943 shares of restricted stock awarded on March 7, 2013; Ms. Villa, 4,647 shares of restricted stock awarded on March 25, 2014 and 4,480 shares of restricted stock awarded on March 7, 2013; and Mr. Young, 2,065 restricted stock units awarded on March 25, 2014 and 1,991 shares of restricted stock awarded on March 7, 2013.

(4)	Represents the value of shares of restricted stock calculated on the basis of the closing price of our common stock on The Nasdaq Global Select Market on December 31, 2014 ($18.61 per share).

(5)

Represents the number of performance units granted in 2012, 2013 and 2014 that may potentially vest if the threshold performance goal is met. The performance units are eligible to vest in three equal annual installments beginning on the first anniversary of the date of award through the achievement of the annual performance goals. Any of the performance units not vested in a particular year may be carried over and vest at the end of the three-year period through the achievement of three-year cumulative performance goals.

(6)

Represents the value of shares of performance units calculated on the basis of the closing price of our common stock on The Nasdaq Global Select Market on December 31, 2014 ($18.61 per share) multiplied by the number of performance units that may potentially vest if the threshold performance goal is met.

Option Exercises and Stock Vested

The following table sets forth information regarding options exercised by our Named Executive Officers and the vesting of stock awards previously granted to our Named Executive Officers during the fiscal year ended December 31, 2014:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Charles R. Gordon	—	—	—	—
David A. Martin	53,106	$296,863	—	—
David F. Morris	14,451	80,781	—	—
Laura M. Villa	—	—	—	—
Kenneth L. Young	—	—	—	—
J. Joseph Burgess	418,068	3,092,993	—	—
Brian J. Clarke	26,442	165,791

(1)

Reflects the difference between the market price on the date of exercise, and the exercise price. Mr. Martin exercised 53,106 options on January 10, 2014, at an average market price of $21.36 and an exercise price of $15.77. Mr. Morris exercised 14,451 options on January 10, 2014, at an average market price of $21.36 and an exercise price of $15.77. Mr. Burgess exercised: (i) 56,012 options on May 7, 2014, at an average market price of $24.02 and an exercise price of $12.84; (ii) 71,107 options on May 12, 2014, at an average market price of $24.40 and an exercise price of $12.84; (iii) 33,530 options on May 13, 2014 at an average market price of $24.75 and an exercise price of $14.55; (iv) 84,867 options on May 27, 2014 at an average market price of $24.50 and an exercise price of $14.55; (v) 91,530 options on July 30, 2014 at an average market price of $23.00 and an exercise price of $18.11; and (vi) 81,022 options on July 30, 2014 at an average market price of $23.00 and an exercise price of $22.87. Mr. Clarke exercised 26,442 options on August 22, 2014 at an average market price of $24.38 and an exercise price of $18.11.

Nonqualified Deferred Compensation

Executive officers may choose to defer up to specified maximum amounts of compensation by contributing those amounts to our nonqualified deferred compensation plan for key employees. For 2014, the plan allowed for base salary deferral up to 75% of base salary, and bonus deferral of up to 100% of bonus amounts. Under the plan, we will match contributions equal to the first 3% of compensation at a 100% rate, and contributions equal to the next 2% of compensation at a 50% rate, when aggregated with any matching contributions made under our 401(k) Profit Sharing Plan (Company-matching payments were limited to a maximum aggregate amount of $10,400 per employee for 2014). Deferred account balances in the nonqualified deferred compensation plan are adjusted to match the performance of participant-selected indices, which mirror fund choices available under our 401(k) Profit Sharing Plan. In connection with this plan, the Company established a Rabbi Trust to fund the Company’s promise to pay deferred compensation account balances contributed by participants in the plan. This trust becomes fully funded upon a change in control.

Account balances will accrue for each participant based on the amount of the participant’s deferrals into the account, the Company’s matching payment, if any, and the investment performance of his or her selected indices. Participants are at all times 100% vested in their deferrals, Company-matching payments and investment earnings. Participants generally will be paid their account balances after termination of their employment with our Company or on such other distribution date as they may elect. For Named Executive Officers, however, no payments may be made from his or her account balance until a date that is at least six months following the date of termination of the Named Executive Officer’s employment.

During 2014, Messrs. Burgess and Martin deferred $11,460 and $14,280 of their compensation, respectively, under our nonqualified deferred compensation plan. We credited an additional $1,650 in Company-matching payments to Mr. Martin’s account in 2014. No Company-matching payments were made under the plan to Mr. Burgess’ account during 2014.

The following table sets forth information concerning contributions, Company-matching payments, earnings and balances under our nonqualified deferred contribution plan for our Named Executive Officers:

Name	Executive Contribution in Last FY ($)(1)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)

Charles R. Gordon	—	—	—	—	—
David A. Martin	$14,280	$1,650	$6,936	—	$153,692
David F. Morris	—	—	47,133	—	699,893
Laura M. Villa	—	—	—	—	—
Kenneth L. Young	—	—	—	—	—
J. Joseph Burgess	11,460	—	972	$79,187	—

(1)	Named Executive Officer contributions and registrant payments also are reported in the “Salary” and “Other Compensation” columns of the Summary Compensation Table.

(2)	Amounts credited do not constitute above-market earnings.

Severance, Change in Control and Termination

Severance. Effective March 1, 2008, we adopted a severance policy (the “Severance Policy”) that would provide for severance payments to Named Executive Officers (subject to the terms of Mr. Gordon’s employment letter, the Burgess Separation Agreement and each of the Continuity Agreements for Messrs. Gordon, Martin and Morris, in each case as described below) at the rate of 12 weeks of base salary, plus two additional weeks of base salary for each full year of continuous service time with our Company; provided, however, that our Named Executive Officers would not receive more than 42 weeks of base salary as severance. Payments are not lump sum but are processed as extended payroll over the term of the applicable severance period. Executives may continue to receive medical and dental insurance through the severance period and the Company shall pay that portion of the medical and health insurance that it would have paid had the executive been an employee. Additionally, executives are entitled to $10,000 in outplacement services.

The Severance Policy would apply if a Named Executive Officer in good standing with our Company is involuntarily terminated without cause and not due to a Code of Conduct violation, and the Named Executive Officer has completed a minimum of six months’ continuous service time.

Our Company does not offer change in control tax gross-up provisions.

Under his employment letter, if Mr. Gordon is terminated for any reason other than for “Cause” (as defined in his employment letter), Mr. Gordon would receive severance benefits equal to 24 months of his then current base salary and 24 months of the monthly cost of health, dental, vision, life, long-term disability and accidental insurance then provided by the Company. The payments are in lieu of payments that would have been due Mr. Gordon under the Severance Policy. Any severance payments made pursuant to Mr. Gordon’s employment letter are conditioned upon certain representations, warranties, covenants and agreements to be made by Mr. Gordon, including, but not limited to, a release of all claims and covenants of confidentiality, non-solicitation and non-competition.

Effective May 3, 2014, Mr. Burgess resigned as the Company’s President and Chief Executive Officer. In connection therewith, the Company and Mr. Burgess entered into an Executive Separation Agreement and Release, dated as of May 3, 2014 (the “Burgess Separation Agreement”). The Burgess Separation Agreement provides that Mr. Burgess’ resignation is a “voluntary termination” for purposes of his employment letter. As such and under the terms of the Burgess Separation Agreement and certain applicable award agreements, Mr. Burgess did not receive any severance payments, except that: (a) he received his wages and compensation for the periods prior to his resignation, totaling $246,830 in 2014 (as set forth in the Summary Compensation Table above on page 47 and including accrued vacation of $17,630); and (b) he had 90 days to exercise any stock options granted to Mr. Burgess that vested prior to May 3, 2014. See footnote (1) to the table in the section entitled “Option Exercises and Stock Vested” on page 51 above for a summary of Mr. Burgess’ exercise of his vested options. All other equity awards granted to Mr. Burgess were cancelled. In the Burgess Separation Agreement, Mr. Burgess also made certain representations, warranties, covenants and agreements, including, but not limited to, releasing the Company from certain claims and causes of action and agreeing to covenants relating to confidentiality, non-solicitation, non-competition and non-disparagement as well as a two-year standstill agreement on acquisitions of the Company’s stock in excess of 5%, any participation in a proxy contest, making an offer for any transaction involving the Company, or joining a group to do any of the above.

Effective July 25, 2014, Mr. Clarke resigned as the Company’s Senior Vice President – Business Integration. As such, under the terms of his employment letter and the applicable award agreements, Mr. Clarke did not receive any severance payments, except that: (a) he received his wages and compensation for the periods prior to his resignation, totaling $215,909 in 2014 (as set forth in the Summary Compensation Table above on page 47 and including accrued vacation of $2,390); and (b) he had 90 days to exercise any stock options granted to Mr. Clarke that vested prior to July 25, 2014. See footnote (1) to the table in the section entitled “Option Exercises and Stock Vested” on page 51 above for a summary of Mr. Clarke’s exercise of his vested options. All other equity awards granted to Mr. Clarke were cancelled.

Change in Control and Termination.

Continuity Agreements. On October 6, 2014, the Company entered into Executive Change in Control Severance Agreements (the “Continuity Agreements”) with each of Messrs. Gordon, Martin and Morris. Each of the Continuity Agreements provide for a “double trigger” such that benefits are only payable if there is a change in control (as defined in the Continuity Agreements) followed, within 24 months after the change in control, by involuntary termination without cause (as defined in the Continuity Agreements) or voluntary termination for good reason (as defined in the Continuity Agreements). Upon such a termination, the Continuity Agreements provide, among other things, for the following benefits:

●	A lump-sum payment of the executive’s accrued but unpaid base salary, accrued vacation pay and other items earned and owed to the executive through and including the effective date of termination;
●	A lump-sum payment of a pro-rated portion of the executive’s annual target bonus opportunity;

●	A lump-sum payment of a specified multiple, which is 2.99 for Mr. Gordon and 1.99 for Messrs. Martin and Morris, of the executive’s base salary and annual target bonus opportunity;
●	Continuation of health, dental and vision insurance coverage after termination for 36 months for Mr. Gordon and 24 months for Messrs. Martin and Morris; and
●	Up to $15,000 in executive outplacement services.

Equity-Based Incentives. Prior to 2013, the award agreements in connection with our stock option, restricted stock and performance unit awards provided that upon a change in control of our Company, all outstanding unvested equity awards will immediately vest. In such case, performance unit awards will vest at target. Beginning with equity awards granted in 2013, we have amended our equity award agreements, including those for stock options, restricted stock, restricted stock units and performance units, to implement a double trigger. As such, for 2013 and after, the award agreements provide that all outstanding unvested equity awards will immediately vest only upon a change in control followed by an involuntary termination without cause or a voluntary termination for good reason. In such case, performance units will vest at target.

If we were to terminate any Named Executive Officer’s employment without cause, the service restrictions on any restricted stock awarded more than 18 months prior to such termination would vest as to a percentage of the award determined by dividing (i) the number of whole months of the Named Executive Officer’s employment beginning on the date of the award through the date of termination (provided that the number of whole months is at least 18) by (ii) 36.

If any Named Executive Officer meets the definition of retirement as set out in the restricted stock award agreements, the service restrictions on any restricted stock would vest as to a percentage of the award determined by dividing (i) the number of whole months of the Named Executive Officer’s employment beginning on the date of the award through the date of termination by (ii) 36.

Upon death or disability of a Named Executive Officer, the award agreements in connection with all stock option and restricted stock awards provide that all stock options and restricted stock will immediately vest. However, the award agreements in connection with our performance unit awards granted in 2013 or 2014 provide that, upon death, disability or retirement (as defined in the agreement), the performance units governed by such award agreement will vest to the extent that the three-year performance goals are met, but reduced pro rata to a percentage of that amount determined by dividing (i) the number of whole months of the Named Executive Officer’s employment with the Company or a subsidiary thereof during the performance period covered by this Agreement by (ii) 36. The award agreements in connection with our performance unit awards granted in 2012 do not provide for any accelerated vesting upon death, disability or retirement.

2012 – 2014 Performance Units.

The performance metrics for the performance unit awards for the three-year performance period beginning in 2012 and ending in 2014 were deemed to not have been met as of December 31, 2014 and, therefore, no payment was made or will be made to the Named Executive Officers in connection with these awards.

Summary Data Charts.

The following tables show the potential payments and benefits due to each Named Executive Officer (other than Mr. Burgess for whom the terms of his separation under the Burgess Separation Agreement are described above and Mr. Clarke for whom the terms of his separation are described above) under various employment termination events and under the terms of the Severance Policy, Mr. Gordon’s employment letter and the applicable Continuity Agreement, as the case may be. These post-employment amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to our Named Executive Officers. The assumptions used in preparation of these tables are consistent with the payments and benefits described above as well the following assumptions:

•	A termination date of December 31, 2014.

•	A value of $18.61 per share used for the value of our common stock, which was the closing price of our common stock on December 31, 2014.

•	With respect to the value of stock options, the value is reduced by the exercise price per share.

Potential Post-Employment Payments as of December 31, 2014

Charles R. Gordon - President and Chief Executive Officer

Type of Payment	Involuntary Termination without Cause	Involuntary Termination without Cause after a Change in Control		Voluntary Termination for Good Reason after a Change in Control		Retirement	Death		Disability
Severance Compensation	$1,250,000	$4,362,500		$4,362,500		—	—		—
Medical, Dental, Vision, Life, Disability, AD&D	64,162	42,390		42,390		—	—		—
Outplacement Services	—	15,000		15,000		—	—		—
Unvested Restricted Stock	—	2,191,662	(1)	2,191,662	(1)	(2)	$2,191,662	(1)	$2,191,662	(1)
Performance Units	—	764,536	(3)	764,536	(3)	(2)	14,158	(4)	14,158	(4)
Total	$1,314,162	$7,376,089		$7,376,089		—	$2,205,820		$2,205,820

(1)

The number of shares of unvested restricted stock immediately vesting upon an involuntary termination without cause after a change of control, voluntary termination for good reason after a change in control, death or disability is 117,768.

(2)	As of December 31, 2014, Mr. Gordon did not meet the definition of “retirement” in the various award agreements.

(3)

The number of unvested performance units immediately vesting upon an involuntary termination without cause after a change of control or voluntary termination for good reason after a change in control is 41,082.

(4)

Represents a pro-rated portion of the TSR component of the target performance unit award granted to Mr. Gordon on October 8, 2014 (the “Gordon Award”). The Gordon Award vests upon the achievement of two financial metrics – an EPS metric weighted at 75% and a TSR metric weighted at 25%. The performance period for the EPS metric is January 1, 2015 to December 31, 2016, while the performance period for the TSR metric is October 8, 2014 to December 31, 2016. As discussed above, upon Mr. Gordon’s death or disability, the award vests if the performance metrics are met, however, the vesting is prorated for the number of whole months Mr. Gordon is employed by the Company during the applicable performance period. Therefore, because the EPS performance period does not begin until January 1, 2015, no amount would vest upon termination on December 31, 2014 upon Mr. Gordon’s death or disability with respect to the EPS component of the Gordon Award. However, because the TSR performance period began October 8, 2014, Mr. Gordon was employed by the Company for two whole months of the performance period and he would be entitled, assuming his death or disability on December 31, 2014, to 2/27 of the TSR component of the award that otherwise vests as a result of achievement of the TSR metric. Because less than three months of the 27 month performance period has passed at December 31, 2014, the Company is unable to make a reasonable estimate of whether the TSR requirement will be satisfied at the end of the 27 month performance period, thus triggering any payout upon termination on December 31, 2014 due to death or disability. Therefore, we have assumed in the above table that the TSR requirement is met at target, which, assuming a termination on December 31, 2014 for death or disability would result in a payment of 2/27 of the TSR component of the target performance unit award.

David A. Martin - Executive Vice President and Chief Financial Officer

Type of Payment	Involuntary Termination without Cause	Change in Control Only		Involuntary Termination without Cause after a Change in Control		Voluntary Termination for Good Reason after a Change in Control		Retirement	Death		Disability
Severance Compensation	$288,346	—		$1,350,888		$1,350,888		—	—		—
Medical and Dental Benefits	$9,974	—		24,698		24,698		—	—		—
Outplacement Services	10,000	—		15,000		15,000		—	—		—
Unvested Restricted Stock	140,507	—		490,690	(1)	490,690	(1)	(2)	$490,690	(1)	$490,690	(1)
Unvested Stock Options	—	$6,611	(3)	—	(4)	—	(4)	(2)	6,611	(3)	6,611	(3)
Performance Units	—	—		490,690	(5)	490,690	(5)	(2)	83,274	(6)	83,274	(6)
Total	$448,827	$6,611		$2,371,966		$2,371,966		—	$580,575		$580,575

(1)

The number of shares of unvested restricted stock immediately vesting upon an involuntary termination without cause after a change of control, voluntary termination for good reason after a change in control, death or disability is 26,367.

(2)	As of December 31, 2014, Mr. Martin did not meet the definition of “retirement” in the various award agreements.

(3)	The number of outstanding unvested stock options becoming immediately exercisable upon a change in control only, death or disability is 13,221.

(4)

All outstanding unvested stock options immediately vest upon a change of control as set forth in the Change in Control Only column. Therefore, no additional vesting would take place upon an involuntary termination without cause after a change of control or voluntary termination for good reason after a change in control.

(5)

The number of unvested performance units immediately vesting upon an involuntary termination without cause after a change of control or voluntary termination for good reason after a change in control is 26,367.

(6)

Represents one-third of the target performance unit award for the performance units granted in 2014 (i.e., that relate to the 2014-2016 performance period). Only one year of the three-year performance period has past, therefore, the Company is unable to make a reasonable estimate of whether the performance requirements will be satisfied at the end of the three-year performance period, thus triggering any payout upon termination on December 31, 2014 due to death or disability. We have assumed in the above table that the performance requirements are met at target, which, assuming a termination on December 31, 2014 for death or disability, would result in a payment of one-third of the target performance unit award. No amount is included with respect to the performance units granted in 2013 as the Company deems it unlikely that any of the performance units will vest with respect to the performance units granted in 2013.

David F. Morris - Executive Vice President, General Counsel and Chief Administrative Officer

Type of Payment	Involuntary Termination without Cause	Change in Control Only		Involuntary Termination without Cause after a Change in Control		Voluntary Termination for Good Reason after a Change in Control		Retirement	Death		Disability
Severance Compensation	$217,500	—		$1,426,568		$1,426,568		—	—		—
Medical and Dental Benefits	4,465	—		15,480		15,480		—	—		—
Outplacement Services	10,000	—		15,000		15,000		—	—		—
Unvested Restricted Stock	140,507	—		490,690	(1)	490,690	(1)	(2)	$490,690	(1)	$490,690	(1)
Unvested Stock Options	—	$6,611	(3)	—	(4)	—	(4)	(2)	6,611	(3)	6,611	(3)
Performance Units	—	—		490,690	(5)	490,690	(5)	(2)	83,274	(6)	83,274	(6)
Total	$372,472	$6,611		$2,438,428		$2,438,428		—	$580,575		$580,575

(1)

The number of shares of unvested restricted stock immediately vesting upon an involuntary termination without cause after a change of control, voluntary termination for good reason after a change in control, death or disability is 26,367.

(2)	As of December 31, 2014, Mr. Morris did not meet the definition of “retirement” in the various award agreements.

(3)	The number of outstanding unvested stock options becoming immediately exercisable upon a change in control only, death or disability is 13,221.

(4)

All outstanding unvested stock options immediately vest upon a change of control as set forth in the Change in Control Only column. Therefore, no additional vesting would take place upon an involuntary termination without cause after a change of control or voluntary termination for good reason after a change in control.

(5)

The number of unvested performance units immediately vesting upon an involuntary termination without cause after a change of control or voluntary termination for good reason after a change in control is 26,367.

(6)

Represents one-third of the target performance unit award for the performance units granted in 2014 (i.e., that relate to the 2014-2016 performance period). Only one year of the three-year performance period has past, therefore, the Company is unable to make a reasonable estimate of whether the performance requirements will be satisfied at the end of the three-year performance period, thus triggering any payout upon termination on December 31, 2014 due to death or disability. We have assumed in the above table that the performance requirements are met at target, which, assuming a termination on December 31, 2014 for death or disability, would result in a payment of one-third of the target performance unit award. No amount is included with respect to the performance units granted in 2013 as the Company deems it unlikely that any of the performance units will vest with respect to the performance units granted in 2013.

Laura M. Villa – Senior Vice President - Human Resources

Type of Payment	Involuntary Termination without Cause	Change in Control Only		Involuntary Termination without Cause after a Change in Control		Voluntary Termination for Good Reason after a Change in Control		Retirement	Death		Disability
Severance Compensation	$70,769	—		$70,769		—		—	—		—
Medical and Dental Benefits	3,850	—		3,850		—		—	—		—
Outplacement Services	10,000	—		10,000		—		—	—		—
Unvested Restricted Stock	48,634	—		169,853	(1)	$169,853	(1)	(2)	$169,853	(1)	$169,853	(1)
Unvested Stock Options	—	$1,526	(3)	—	(4)	—	(4)	(2)	1,526	(3)	1,526	(3)
Performance Units	—	—		169,853	(5)	169,853	(5)	(2)	28,827	(6)	28,827	(6)
Total	$133,253	$1,526		$424,325		$339,706		—	$200,206		$200,206

(1)

The number of shares of unvested restricted stock immediately vesting upon an involuntary termination without cause after a change of control, voluntary termination for good reason after a change in control, death or disability is 9,127.

(2)	As of December 31, 2014, Ms. Villa did not meet the definition of “retirement” in the various award agreements.

(3)	The number of outstanding unvested stock options becoming immediately exercisable upon a change in control only, death or disability is 3,051.

(4)

All outstanding unvested stock options immediately vest upon a change of control as set forth in the Change in Control Only column. Therefore, no additional vesting would take place upon an involuntary termination without cause after a change of control or voluntary termination for good reason after a change in control.

(5)

The number of unvested performance units immediately vesting upon an involuntary termination without cause after a change of control or voluntary termination for good reason after a change in control is 9,127.

(6)

Represents one-third of the target performance unit award for the performance units granted in 2014 (i.e., that relate to the 2014-2016 performance period). Only one year of the three-year performance period has past, therefore, the Company is unable to make a reasonable estimate of whether the performance requirements will be satisfied at the end of the three-year performance period, thus triggering any payout upon termination on December 31, 2014 due to death or disability. We have assumed in the above table that the performance requirements are met at target, which, assuming a termination on December 31, 2014 for death or disability, would result in a payment of one-third of the target performance unit award. No amount is included with respect to the performance units granted in 2013 as the Company deems it unlikely that any of the performance units will vest with respect to the performance units granted in 2013.

Kenneth L. Young - Senior Vice President and Treasurer

Type of Payment	Involuntary Termination without Cause	Change in Control Only		Involuntary Termination without Cause after a Change in Control		Voluntary Termination for Good Reason after a Change in Control		Retirement		Death		Disability
Severance Compensation	$97,308	—		$97,308		—		—		—		—
Medical and Dental Benefits	3,943	—		3,943		—		—		—		—
Outplacement Services	10,000	—		10,000		—		—		—		—
Unvested Restricted Stock/Restricted Stock Units	21,614	—		75,482	(1)	$75,482	(1)	$31,221	(1)	$75,482	(1)	$75,482	(1)
Unvested Stock Options	—	$916	(2)	—	(3)	—	(3)	—		916	(2)	916	(2)
Performance Units	—	—		75,482	(4)	75,482	(4)	12,810	(5)	12,810	(5)	12,810	(5)
Total	$132,865	$916		$262,215		$150,964		$44,031		$89,208		$89,208

(1)

The number of shares of unvested restricted stock/restricted stock units immediately vesting upon an involuntary termination without cause after a change of control, voluntary termination for good reason after a change in control, death or disability is 4,056. The number of shares of unvested restricted stock/restricted stock units immediately vesting upon retirement 2,366.

(2)	The number of outstanding unvested stock options becoming immediately exercisable upon a change in control only, death or disability is 1,831.

(3)

All outstanding unvested stock options immediately vest upon a change of control as set forth in the Change in Control Only column. Therefore, no additional vesting would take place upon an involuntary termination without cause after a change of control or voluntary termination for good reason after a change in control.

(4)

The number of unvested performance units immediately vesting upon an involuntary termination without cause after a change of control or voluntary termination for good reason after a change in control is 4,056.

(5)

Represents one-third of the target performance unit award for the performance units granted in 2014 (i.e., that relate to the 2014-2016 performance period). Only one year of the three-year performance period has past, therefore, the Company is unable to make a reasonable estimate of whether the performance requirements will be satisfied at the end of the three-year performance period, thus triggering any payout upon termination on December 31, 2014 due to death, disability or retirement. We have assumed in the above table that the performance requirements are met at target, which, assuming a termination on December 31, 2014 for death, disability or retirement, would result in a payment of one-third of the target performance unit award. No amount is included with respect to the performance units granted in 2013 as the Company deems it unlikely that any of the performance units will vest with respect to the performance units granted in 2013.

Information Concerning Certain Stockholders

The table below sets forth certain information as of February 25, 2015 with respect to the number of shares of our common stock owned by:

•	each of our Named Executive Officers,

•	each of our directors,

•	each person known by us to own beneficially more than 5% of the outstanding shares of our common stock, and

•	all of our directors and executive officers as a group.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)		Percent of Common Stock (%)
BlackRock, Inc. 55 East 52nd Street New York, New York 10022	3,384,480	(3)	9.06%
Dimensional Fund Advisors LP Palisades West, Building One 6300 Bee Cave Road Austin, Texas 78746	3,129,733	(4)	8.38
T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, Maryland 21202	2,530,810	(5)	6.78
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, Pennsylvania 19355	2,465,307	(6)	6.60
Invesco Ltd. 1555 Peachtree Street NE Atlanta, Georgia 30309	2,137,618	(7)	5.73
J. Joseph Burgess	232,766	(8)	— (9)
Brian J. Clarke	0		— (9)
Stephen P. Cortinovis	75,006	(10)	— (9)
Christopher B. Curtis	1,335	(11)	— (9)
Stephanie A. Cuskley	40,314	(12)	— (9)
Walter J. Galvin	16,098	(13)	— (9)
Charles R. Gordon	209,683	(14)	— (9)
Juanita H. Hinshaw	48,080	(15)	— (9)
David A. Martin	244,060	(16)	— (9)
David F. Morris	326,979	(17)	— (9)
M. Richard Smith	33,750	(18)	— (9)
Laura M. Villa	25,576	(19)	— (9)
Alfred L. Woods	115,309	(20)	— (9)
Phillip D. Wright	29,243	(21)	— (9)
Kenneth L. Young	24,101	(22)	— (9)
Directors and executive officers as a group (14 persons)	1,439,528	(23)	3.86

(1)	The address for each of our directors and executive officers is 17988 Edison Avenue, Chesterfield, Missouri 63005.

(2)

Except as otherwise indicated, as of February 25, 2015, all shares are owned with sole voting and investment power. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. For the listed officers and directors, the number of shares beneficially owned includes shares of common stock that the individual had the right to acquire within 60 days after February 25, 2015, including through the exercise of stock options.

References to stock options in the footnotes to this table include only those options that are or will become exercisable within 60 days after February 25, 2015. Since deferred stock units are fully vested at award, all deferred stock unit grants to directors are included. Also included are shares of restricted stock and restricted stock units.

(3)

The information provided herein is based on Amendment No. 5 to Schedule 13G filed by BlackRock, Inc. with the Securities and Exchange Commission on January 15, 2015. The information in Amendment No. 5 to Schedule 13G indicates that, at December 31, 2014, BlackRock, Inc. possessed the sole power to vote 3,288,024 shares and sole power to direct the disposition of 3,384,480 shares.

(4)

The information provided herein is based on Amendment 1 to Schedule 13G filed by Dimensional Fund Advisors LP with the Securities and Exchange Commission on February 5, 2015. The information in Amendment 1 to Schedule 13G indicates that, at December 31, 2014, Dimensional Fund Advisors LP had sole power to vote 3,008,935 shares and sole power to direct the disposition of 3,129,733 shares. These securities are owned by various investment companies, commingled group trusts and separate accounts, which Dimensional Fund Advisors LP or its subsidiaries, serve as an investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Dimensional Fund Advisors LP is deemed to be a beneficial owner of these securities; however, Dimensional Fund Advisors LP expressly disclaims that it is, in fact, the beneficial owner of these securities.

(5)

The information provided herein is based on Amendment 3 to Schedule 13G filed by T. Rowe Price Associates, Inc. with the Securities and Exchange Commission on February 13, 2015. The information in Amendment 3 to Schedule 13G indicates that, at December 31, 2014, T. Rowe Price Associates, Inc. had sole voting power with respect to 831,460 shares of our common stock and sole dispositive power with respect to 2,530,810 shares of our common stock. These securities are owned by various individual and institutional investors, which T. Rowe Price Associates, Inc. serves as an investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, as amended, T. Rowe Price Associates, Inc. is deemed to be a beneficial owner of these securities; however, T. Rowe Price Associates, Inc. expressly disclaims that it is, in fact, the beneficial owner of these securities.

(6)

The information provided herein is based on Amendment 4 to Schedule 13G filed by The Vanguard Group, Inc. with the Securities and Exchange Commission on February 10, 2015. The information in Amendment 4 to Schedule 13G indicates that, at December 31, 2014, The Vanguard Group, Inc. possessed the sole power to vote 50,327 shares, the shared power to direct the disposition of 46,027 shares and the sole power to direct the disposition of 2,419,280 shares. The aggregate amount of shares beneficially owned by The Vanguard Group, Inc. is 2,465,307 shares.

(7)

The information provided herein is based on Amendment 4 to Schedule 13G filed by Invesco Ltd. with the Securities and Exchange Commission on January 29, 2015. The information in Amendment 4 to Schedule 13G indicates that, at December 31, 2014, Invesco Ltd., either directly or through certain of its subsidiaries, possessed sole power to vote and the sole power to direct disposition of 2,137,618 shares.

(8)

Represents 232,766 shares of common stock (1,272 of which are held through the Company’s Employee Stock Purchase Plan). As discussed above, Mr. Burgess resigned from the Company on May 3, 2014. The number of shares set forth in this table reflects the number of outstanding shares of our common stock held by Mr. Burgess as reported in the Form 4 most recently filed by or on behalf of Mr. Burgess with the SEC with respect to our common stock, adjusted to reflect the shares of restricted stock forfeited by Mr. Burgess in connection with this resignation, the net shares Mr. Burgess received upon the exercise of options set forth in the table entitled “Option Exercises and Stock Vested” on page 51 above and the purchase of 23 shares by Mr. Burgess through the Company’s Employee Stock Purchase Plan.

(9)	Less than one percent.

(10)

Represents 44,326 shares of common stock (of which 10,200 shares are held in Mr. Cortinovis’ Individual Retirement Account, 2,800 shares are held in Mr. Cortinovis’ spouse’s Individual Retirement Account and 31,326 shares are held in a trust in the name of Mr. Cortinovis’ spouse pursuant to which Mr. Cortinovis is the primary beneficiary) and 30,680 deferred stock units.

(11)	Represents 1,335 deferred stock units.

(12)	Represents 4,159 shares of common stock and 36,155 deferred stock units.

(13)	Represents 9,000 shares of common stock and 7,098 deferred stock units.

(14)

Represents 14,781 shares of common stock (of which 5,455 shares are held in Mr. Gordon’s Individual Retirement Account), 117,768 shares of restricted stock, 58,072 restricted stock units and 19,062 deferred stock units.

(15)	Represents 12,169 shares of common stock and 35,911 deferred stock units.

(16)

Represents 50,989 shares of common stock (all of which are held jointly with Mr. Martin’s spouse), options to purchase 147,831 shares of stock, 26,367 shares of restricted stock and 18,873 restricted stock units.

(17)

Represents the following direct holdings: (a) 82,323 shares of common stock, of which 62,601 are pledged as collateral for certain personal loans with a third party; (b) options to purchase 153,763 shares of stock; (c) 26,367 shares of restricted stock; and (d) 25,441 restricted stock units. Also represents 39,085 shares held by Mr. Morris’ spouse, of which 33,000 are pledged as collateral for certain personal loans with a third party. Mr. Morris disclaims that he is the beneficial owner of these securities.

(18)

Represents 13,312 shares of common stock (all of which shares are held by a family trust for the benefit of Mr. Smith and his spouse for which he and his spouse serve as trustees) and 20,438 deferred stock units.

(19)

Represents 763 shares of common stock held through the Company’s Employee Stock Purchase Plan, options to purchase 9,153 shares of stock, 9,127 shares of restricted stock and 6,533 restricted stock units.

(20)	Represents 61,323 shares of common stock and 53,986 deferred stock units.

(21)	Represents 10,000 shares of common stock (all of which are held in Mr. Wright’s Individual Retirement Account) and 19,243 deferred stock units.

(22)	Represents 3,478 shares of common stock, options to purchase 13,663 shares of stock, 1,991 shares of restricted stock and 4,969 restricted stock units.

(23)	Includes 581,174 shares of common stock, options to purchase 324,410 shares of stock, 185,984 shares of restricted stock, 124,052 restricted stock units and 223,908 deferred stock units.

RELATED-PARTY TRANSACTIONS

Pursuant to its charter, our Audit Committee is responsible for reviewing and approving all transactions of our Company in which a related person has a direct or indirect material interest and the amount involved exceeds $120,000. It is our policy that executive management notify our Audit Committee of any transaction that may be deemed a related-party transaction. Upon such a notification, the Audit Committee will meet to review the terms of such a transaction and make any necessary determinations.

We maintain various written policies and procedures relating to the review, approval or ratification of transactions in which we, or any of our directors, officers or employees, may have a direct or indirect material interest. Our Code of Conduct, which may be found on our website at www.aegion.com under “Investors” and then “Corporate Governance,” prohibits our directors, officers and employees from engaging in specified activities that may constitute a conflict of interest with the Company without prior approval of management or our Board or Audit Committee, as appropriate. Activities that may constitute a conflict of interest with our Company and require prior approval include: (a) investing in or being an officer or employee of one of our customers, suppliers, subcontractors or competitors; (b) having a business interest in a company competing with or doing business with our Company; (c) receiving any benefit, either direct or indirect, from the investment in or association with a company that our Company may have otherwise received; and (d) engaging in a transaction with our Company personally or through an affiliate.

Additionally, we require each of our directors and officers to complete a comprehensive questionnaire each year that, among other things, identifies any transactions or potential transactions with us in which the director or officer, or a family member or associated entity, has any interest, financial or otherwise. Our directors and officers are also required to update their information if there are changes throughout the year.

We believe that these policies and procedures ensure that all related-party transactions are appropriately reviewed and, if required, disclosed pursuant to the rules of the Securities and Exchange Commission.

For 2014, we had no related-party transactions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

To our knowledge, based solely upon a review of copies of reports received by us pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, and written representations that no other reports were required to be filed, we believe that all filing requirements applicable to our directors and officers under Section 16(a) with respect to 2014 were satisfied, and all such reports were timely filed.

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are seeking an advisory vote from our stockholders to approve the compensation of our Named Executive Officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K (including in the Compensation and Discussion Analysis section (“CD&A”), compensation tables and accompanying narrative disclosures). Item 402 of Regulation S-K of the Securities and Exchange Commission sets forth what companies must include in their CD&A and compensation tables. As required by Section 14A of the Securities Exchange Act of 1934, as amended, this is an advisory vote, which means that our Board will consider our stockholders’ vote on this proposal when making future compensation decisions for our Named Executive Officers. We plan to hold this vote annually.

As discussed in the CD&A, our Compensation Committee, with assistance from its independent compensation consultant, has structured our compensation program to emphasize pay for performance. The compensation opportunities provided to our Named Executive Officers, as well as our other executives, are highly dependent on our and each individual’s performance, which in turn drives the enhancement of stockholder value. Our Compensation Committee will continue to emphasize responsible compensation arrangements designed to attract, motivate, reward and retain executive talent required to achieve our corporate objectives and to align with the interests of our long-term stockholders.

You have the opportunity to vote for or against or to abstain from voting on the following advisory resolution relating to executive compensation:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the CD&A, compensation tables and narrative discussion set forth in this Proxy Statement, is hereby approved.”

In deciding how to vote on this proposal, you are encouraged to consider the description of the Compensation Committee’s executive compensation philosophy and its decisions in the CD&A, especially the following:

Pay for Performance. The foundation of all decisions regarding executive compensation is a strong pay for performance philosophy. We mix our compensation elements to create a strong correlation between corporate performance and the pay of our executive officers, aligning the interests of our executives with our stockholders. Specifically, in 2014, this philosophy was demonstrated by the fact that:

●	No increases to base salary were awarded to our Named Executive Officers for 2014 as a result of 2013 performance.

●	None of the performance units eligible to vest in 2014 were earned.

●	Bonuses paid for 2014 performance were 50% of target.

Favorable Pay Practices. In support of our pay for performance philosophy, our executive compensation program is based on favorable pay practices, including the following:

●

Our Compensation Committee is advised by independent advisors that keep the Compensation Committee apprised of developments and best practices. The independent advisors do not perform any services for management.

●

Our executive compensation program does not permit or include problematic pay practices such as the repricing of “underwater” stock options without stockholder approval or excessive perquisites or tax gross-up payments (including in the event of change in control).

●

In 2014, we removed the possibility of annual vesting from our performance units. Now, vesting is based on a three year performance period, which we believe enhances the long-term nature of these awards.

●

Our annual incentive plan utilizes an objective, formula-based approach. Specifically, annual cash incentives are only paid if and to the extent that certain pre-established corporate net income goals are achieved, subject only to the negative discretion of the Committee to reduce awards. Further, funding is tied 100% to corporate net income.

●	We maintain both anti-hedging and anti-pledging policies applicable to directors and officers of the Company with regard to Company stock.

●

Beginning in 2013, we have included double triggers in all of our long-term incentive award agreements so that accelerated vesting of such awards occurs only upon a change in control coupled with a subsequent termination of employment without “cause” or for “good reason”.

We believe our executive compensation program is well-designed, appropriately aligns executive pay with Company performance and attracts, motivates, rewards and retains individuals who can achieve superior financial results.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices as described in this Proxy Statement.

Although the vote is advisory only, our Board of Directors and Compensation Committee will review the voting results in connection with their ongoing evaluation of our Company’s compensation program. Our Board will consider the vote of a majority of the shares of our common stock cast on this proposal at our 2015 Annual Meeting of Stockholders as the advice of our stockholders on this matter. The next advisory vote on executive compensation will occur at the 2016 Annual Meeting of Stockholders.

Our Board of Directors recommends a vote “For” the resolution as set forth above.

PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

Our Board of Directors, upon the recommendation of the Audit Committee of the Board, has appointed PricewaterhouseCoopers LLP as our independent auditors for the year ending December 31, 2015. A resolution will be presented at the meeting to ratify the appointment of PricewaterhouseCoopers LLP.

PricewaterhouseCoopers LLP served as our independent auditors for the year ended December 31, 2014. Representatives of PricewaterhouseCoopers LLP are expected to be present at our 2015 Annual Meeting of Stockholders to respond to appropriate questions from our stockholders and to make statements if they so desire.

Independent Auditors’ Fees

Consistent with its charter adopted by our Board of Directors, the Audit Committee pre-approves all auditing services and all non-audit services (to the extent such non-audit services are permissible) to be provided by our independent auditors. Proposed audit and non-audit services are presented to our Audit Committee periodically for pre-approval, based on a budget that includes a description of, and a budgeted amount for, particular categories of audit services, non-audit services, tax services and other services. Our Audit Committee’s approval is required to exceed the budgeted amount. In addition, as permitted by law, the Chair of our Audit Committee may pre-approve services or changes to estimated, approved fees. If our Audit Committee Chair pre-approves services on behalf of the Audit Committee, the services are presented to our Audit Committee for ratification at its next regularly scheduled meeting.

In our two most recent fiscal years, we paid the following amounts to our independent auditors, all of which were approved by our Audit Committee:

	2014	2013
Audit Fees	$2,637,050	$2,493,096
Audit-Related Fees	50,000	1,227,800
Tax Fees	120,150	410,800
All Other Fees	—	—
Total	$2,807,200	$4,131,696

Audit Fees. In 2014, we paid an aggregate of $2,637,050 to PricewaterhouseCoopers LLP for (i) the 2014 fiscal year audit, (ii) the review of the financial statements included in our 2014 quarterly reports on Form 10-Q, (iii) statutory and subsidiary audits, and (iv) audit efforts relating to internal controls over financial reporting. In 2013, we paid an aggregate of $2,493,096 to PricewaterhouseCoopers LLP for (i) the 2013 fiscal year audit, (ii) the review of the financial statements included in our 2013 quarterly reports on Form 10-Q, (iii) statutory and subsidiary audits, and (iv) audit efforts relating to internal controls over financial reporting.

Audit-Related Fees. In 2014, we paid PricewaterhouseCoopers LLP $50,000 for audit-related services for due diligence services. In 2013, we paid PricewaterhouseCoopers LLP $1,227,800 for audit-related services for due diligence services.

Tax Fees. In 2014, we paid an aggregate of $120,150 for tax, tax compliance and tax preparation services. In 2013, we paid an aggregate of $410,800 for tax, tax compliance and tax preparation services.

All Other Fees. In 2014 and 2013, PricewaterhouseCoopers LLP did not perform any services for us other than those described above.

We intend to use our independent auditors to provide only audit, audit-related and tax services in the future.

Vote Required for Ratification of the Appointment of Independent Auditors

Ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for the year ending December 31, 2015 will require the affirmative vote of a majority of the shares of our common stock cast on this proposal at the 2015 Annual Meeting of Stockholders.

Our Board of Directors recommends a vote “For” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for the year ending December 31, 2015.

OTHER MATTERS

Our Board does not know of any other matters that may be brought before the 2015 Annual Meeting of Stockholders. However, if any other matters are properly presented for action, it is the intention of the persons named in the proxy card to vote the shares represented thereby in accordance with their judgment on such matters.

HOUSEHOLDING OF MATERIALS

In some instances, only one copy of this Proxy Statement or our 2014 Annual Report is being delivered to multiple stockholders sharing an address, unless we have received instructions from one or more of the stockholders to continue to deliver multiple copies. We will deliver promptly upon oral or written request a separate copy of this Proxy Statement or 2014 Annual Report, as applicable, to any stockholder at your address. If you wish to receive a separate copy of this Proxy Statement or 2014 Annual Report, you may call us at (636) 530-8000 or send a written request to Aegion Corporation, 17988 Edison Avenue, Chesterfield, Missouri 63005, Attention: Secretary. Alternatively, stockholders sharing an address who now receive multiple copies of this Proxy Statement or Annual Report may request delivery of a single copy also by calling us at the number or writing to us at the address listed above.

STOCKHOLDER PROPOSALS

Our By-Laws provide that, in order for a stockholder to nominate a candidate for director or to bring other business before a meeting of stockholders, the stockholder must have given timely notice thereof in writing to our Secretary at our principal executive office.

For the nomination of candidates for election as directors to be timely brought before a meeting by a stockholder, a stockholder’s notice shall be delivered: (a) with respect to an election to be held at an annual meeting of stockholders, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting (which for the 2016 Annual Meeting of Stockholders would be January 23, 2016 and December 24, 2015, respectively); and (b) with respect to an election to be held at a special meeting of stockholders (i) not earlier than the 120th day prior to such special meeting and (ii) not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees to be elected at such meeting.

In the event that the number of directors to be elected to our Board at an annual meeting is increased and there is no public announcement naming all of the nominees for directors or specifying the size of the increased Board made by us at least 60 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered not later than the close of business on the 10th day following the day on which such public announcement of the date of such meeting is first made.

For business other than nominations of candidates for and the election of directors to be timely brought before a meeting by a stockholder, a stockholder’s notice shall be delivered to or mailed to and received by our Secretary not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting (which for the 2016 Annual Meeting of Stockholders would be January 23, 2016 and December 24, 2015 respectively).

However, in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, for a notice by the stockholder for these purposes to be timely, it must be so delivered: (a) not earlier than the 120th day prior to such annual meeting; and (b) not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement (as defined in our By-Laws) of the date of such meeting is first made.

Any written notice of a stockholder proposal, including a proposal for the nomination of candidates for election as director, must include the information and representations required by our By-Laws and, in the case of a notice of nomination of directors, all information relating to each person whom the stockholder proposes to nominate for election or reelection as a director, that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected).

The chairman of any meeting of stockholders for the election of directors or other business and the Board may refuse to acknowledge the nomination of any person or permit any business to be brought without compliance with the procedures set forth in our By-Laws or if the stockholder solicits proxies in support of such stockholder’s nominee(s) or proposal for other business without such stockholder having made the representations required by our By-Laws. If a stockholder does not appear or send a qualified representative (as defined in our By-Laws) to present the nomination or proposal at such meeting, we are not required to present such nomination or proposal for a vote at such meeting, notwithstanding that proxies in respect of such nomination or proposal may have been received by us. The foregoing requirements are separate from and in addition to the requirements of the Securities and Exchange Commission that a stockholder must meet to have a proposal included in our Proxy Statement.

Under the proxy rules of the Securities and Exchange Commission, a stockholder wishing to include a stockholder proposal in our Proxy Statement must submit the proposal to us not later than 120 calendar days before the first release date of the prior year’s annual meeting Proxy Statement. For the 2016 Annual Meeting of Stockholders, this date would be November 14, 2015. This rule is independent of the procedures mandated in our By-Laws with respect to the ability of a stockholder to present stockholder proposals at an annual meeting as stated above.

STOCKHOLDER COMMUNICATIONS WITH DIRECTORS

Our Board has an informal process in place for our stockholders to communicate with directors. Any stockholder wishing to contact our Board or one of our directors can write to:

Board of Directors

c/o Aegion Corporation

17988 Edison Avenue

Chesterfield, Missouri 63005

All correspondence received by us and addressed as indicated above will be reviewed by appropriate Aegion personnel and promptly forwarded to our Chairman of the Board and/or to the appropriate director. Communications that relate to our accounting, internal accounting controls or auditing matters will also be referred to the Chair of our Board’s Audit Committee.

Although our Board does not have an express policy regarding director attendance at our annual meetings of stockholders, we anticipate that all directors will attend this year’s 2015 Annual Meeting of Stockholders. Eight of our directors attended our 2014 Annual Meeting of Stockholders.

David F. Morris
Secretary

Chesterfield, Missouri

March 13, 2015

AEGION CORPORATION
17988 EDISON AVENUE
CHESTERFIELD, MO 63005

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

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VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees

01 Stephen P. Cortinovis 02 Christopher B. Curtis 03 Stephanie A. Cuskley 04 Walter J. Galvin 05 Charles R. Gordon
06 Juanita H. Hinshaw 07 M. Richard Smith 08 Alfred L. Woods 09 Phillip D. Wright

02 0000000000

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2 To approve an advisory resolution relating to executive compensation	☐	☐	☐
3 To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors for the year ending December 31, 2015	☐	☐	☐

NOTE: This proxy may be voted, in the discretion of the proxies, on any matter that may properly come before the meeting or any adjournment or adjournments thereof. Should a nominee be unable to serve, this proxy may be voted for a substitute selected by the Board of Directors.

For address change/comments, mark here. ☐
(see reverse for instructions)

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000232458_1 R1.0.0.51160

ANNUAL MEETING OF STOCKHOLDERS

AEGION CORPORATION

APRIL 22, 2015

PROXY VOTING INSTRUCTIONS

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com .

AEGION CORPORATION
Annual Meeting of Stockholders
April 22, 2015 8:30 AM Central Time
This proxy is solicited by the Board of Directors

The undersigned having received the notice of the 2015 Annual Meeting of Stockholders of Aegion Corporation (the "Company") and the proxy statement, appoints David F. Morris and Kent W. Bartholomew, and each of them acting individually, the undersigned's proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote and act with respect to all the shares of the Company's Class A common stock, $.01 par value, standing in the name of the undersigned or with respect to which the undersigned is entitled to vote and act, at the meeting and at any adjournment or adjournments thereof, and the undersigned directs this proxy be voted as specified on the reverse side.

If no direction is made, the proxy will be voted: (a) "FOR" all of the Company's director nominees in Proposal 1, (b) "FOR" Proposal 2 and (c) "FOR" Proposal 3. The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms all that the proxies so present and voting, their substitutes or any of them, may lawfully do by virtue hereof.

YOUR VOTE IS VERY IMPORTANT - PLEASE VOTE TODAY.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000232458_2 R1.0.0.51160